UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Global Eagle Entertainment Inc.

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Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

Global Eagle Entertainment Inc. 6080 Center Drive, Suite 1200 Los Angeles, California 90045

April 29, 2019

Dear Fellow Stockholders:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Global Eagle Entertainment Inc. on Monday, June 24, 2019, at 12:00 p.m. (Pacific Time) at 6100 Center Drive, Third Floor, Los Angeles, California 90045.

You can find details about the business that we will conduct at the Annual Meeting as well as other information about the Annual Meeting in the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. As a stockholder, you will be asked to vote on a number of proposals.

Whether or not you plan to attend the Annual Meeting, your vote is important. After reading the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy or voting instructions.

On behalf of the management team and your Board of Directors, thank you for your continued support and interest in our company.

Sincerely,

Josh Marks

Chief Executive Officer and Director

Notice of 2019 Annual Meeting of Stockholders

June 24, 2019

12:00 p.m. (Pacific Time)

The 2019 Annual Meeting of Stockholders of Global Eagle Entertainment Inc. (the “Annual Meeting”) will be held on June 24, 2019 at 12:00 p.m. (Pacific Time) at 6100 Center Drive, Third Floor, Los Angeles, California 90045, for the following purposes:

AGENDA:

1.	Elect Leslie Ferraro and Harry E. Sloan as Class II members of our Board of Directors;

2.	Approve (on an advisory basis) the compensation of our named executive officers for 2018;

3.	Ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	Transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

We describe these items of business in more detail in the Proxy Statement accompanying this Notice.

Only stockholders of record as of the close of business on April 25, 2019 are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

Regardless of the number of shares you own or whether you plan to attend the Annual Meeting, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the enclosed proxy card and following the instructions when prompted, (iii) by written proxy by signing and dating the enclosed proxy card and returning it to us pursuant to the instructions under “Other Matters—How do I vote?” on page 38 of this Proxy Statement or (iv) by attending the Annual Meeting and voting in person.

We encourage you to receive all proxy materials electronically. If you wish to receive these materials electronically, please follow the instructions on the proxy card. See also “Other Matters—Electronic Access to Proxy Statement and Annual Report” on page 42 of the Proxy Statement for more information in this regard.

By Order of the Board of Directors,

Kim Nakamaru

Vice President, Interim General Counsel and Corporate Secretary

April 29, 2019

HOW DO I VOTE?

INTERNET Visit the website listed on your proxy card	BY PHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2019

This Notice of 2019 Annual Meeting and Proxy Statement and our 2018 Annual Report are available on our website at www.globaleagle.com under “Investors—Financial Info.”

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2019

This Proxy Statement is being furnished to stockholders of record of Global Eagle Entertainment Inc. (“Global Eagle,” the “Company,” “we,” “us” or “our”) as of the close of business on April 25, 2019 in connection with the solicitation by our Board of Directors (the “Board”) of proxies for our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 6100 Center Drive, Third Floor, Los Angeles, California 90045, on Monday, June 24, 2019, at 12:00 p.m. (Pacific Time), or at any and all adjournments or postponements thereof, for the purposes stated in the Notice of 2019 Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy is being sent to our stockholders on or about May 6, 2019.

INTRODUCTORY INFORMATION

Why am I receiving these materials?

We have sent you these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. We invite you to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

How do I attend the Annual Meeting?

Stockholders may participate in the Annual Meeting by visiting 6100 Center Drive, Third Floor, Los Angeles, California 90045, on Monday, June 24, 2019, at 12:00 p.m. (Pacific Time). We discuss how to vote in person at the Annual Meeting below under “Other Matters—How do I vote?” on page 38.

Who can vote at the Annual Meeting?

Only our stockholders of record at the close of business on April 25, 2019 (which is the record date for the Annual Meeting) will be entitled to vote at the Annual Meeting. On this record date, there were 91,976,335 shares of our common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, during normal business hours, we will make available for examination by any stockholder a complete list of all stockholders on the record date. We will make this list available at our offices at 6080 Center Drive, Suite 1200, Los Angeles, California 90045. We will also make this list of stockholders available at the Annual Meeting.

Stockholders of Record: Shares Registered in Your Name

If at the close of business on April 25, 2019 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person during the meeting or vote by proxy.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 25, 2019 you held your shares in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are a beneficial owner of shares held in “street name” and that organization will forward these proxy materials to you. The organization holding your account is considered to be the

● 2019 Proxy Statement	1

INTRODUCTORY INFORMATION

stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting without a legal proxy.

What am I voting on?

The matters scheduled for a vote are to:

1.	Elect Leslie Ferraro and Harry E. Sloan as Class II members of our Board (each to serve for a three-year term);

2.	Approve (on an advisory basis) the compensation of our named executive officers for 2018, as disclosed in this Proxy Statement; and

3.	Ratify (on an advisory basis) the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What are the recommendations of our Board?

Unless you give other instructions on your signed proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. We set forth the recommendations of our Board, together with a description of each item, in this Proxy Statement. In summary, our Board recommends a vote:

•	FOR the election of Leslie Ferraro and Harry E. Sloan as Class II members of our Board (each to serve for a three-year term) (see Proposal 1);

•	FOR the approval (on an advisory basis) of the compensation of our named executive officers for 2018 (see Proposal 2); and

•	FOR the ratification (on an advisory basis) of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 3).

How many votes do I have?

For each matter that we are submitting for your vote, you have one vote for each share of common stock that you owned at the close of business on April 25, 2019.

How many votes are needed to approve each proposal?

•

For Proposal 1 (the election of our Class II director nominees), the two director nominees will be elected if the votes cast “FOR” each such director nominee exceed the votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of the nominee’s election.

•

To be approved, Proposal 2 (the advisory approval of the compensation of our named executive officers for 2018) must receive “FOR” votes from the holders of a majority of votes cast, i.e., the votes cast “FOR” the Proposal must exceed the votes cast as “AGAINST.” Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of this Proposal. The outcome of this vote is advisory only, and will not be binding on us.

•

To be approved, Proposal 3 (the advisory ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019) must receive “FOR” votes from the holders of a majority

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INTRODUCTORY INFORMATION

of the votes cast, i.e., the votes cast “FOR” the Proposal must exceed the votes cast as “AGAINST.” Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of this Proposal. (Note that in the absence of instructions from you, your broker may use its discretion to vote your shares on this Proposal. See “Other Matters—What are ‘broker non-votes’?” on page 41.) The outcome of this vote is advisory only, and will not be binding on us.

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PROPOSAL 1  ELECT CLASS II DIRECTOR NOMINEES

(LESLIE FERRARO AND HARRY E. SLOAN)

Our Board currently consists of three classes (Classes I, II and III). Our stockholders elect one class of directors each year. All directors are elected for three-year terms or until their successors are elected and qualified, or, if sooner, until the director’s death, resignation or removal.

At the Annual Meeting, our stockholders will vote to elect our Class II director nominees (Leslie Ferraro and Harry E. Sloan). Ms. Ferraro is a first-time nominee to our Board and Mr. Sloan is an incumbent director. Edward L. Shapiro and Jeff Sagansky will not stand for re-election and will retire from our Board at the expiration of their current term at the Annual Meeting. We are grateful for their many years of service to our Company. If elected, the Class II directors will each have a term expiring at the 2022 Annual Meeting of Stockholders. We set forth below on page 5 under “Directors and Executive Officers” information concerning each nominee for director. Each director nominee has agreed to serve if elected.

Required Vote

This is an uncontested Board election. As such, under our amended and restated by-laws (the “by-laws”), each nominee must receive the affirmative vote of a majority of the votes cast on his or her election, i.e., the votes cast “FOR” such director nominee must exceed the votes cast “AGAINST.” Shares represented by executed proxies (but with no marking indicating “FOR” or “AGAINST” the nominee) will be voted “FOR” the election of the director nominees. Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of the nominee’s election. If any nominee becomes unavailable for election as a result of an unexpected occurrence (such as his or her death prior to the Annual Meeting), your shares will be voted “FOR” the election of a substitute nominee that we propose.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LESLIE FERRARO AND HARRY E. SLOAN AS CLASS II MEMBERS OF OUR BOARD AS OUTLINED IN THIS PROPOSAL 1.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors

Following the Annual Meeting, assuming the two Class II nominees are elected, the Company’s directors will be as follows:

Name	Class I (Term Expires at 2021 Annual Meeting)	Class II (Term Expires at 2022 Annual Meeting)	Class III (Term Expires at 2020 Annual Meeting)
Jeff Leddy, Board Chair	X
Leslie Ferraro		X
Stephen Hasker	X
Josh Marks	X
Robert W. Reding			X
Harry E. Sloan		X
Eric Sondag			X
Ronald Steger			X
Eric Zinterhofer			X
Total directors in Class	3	2	4

CLASS II DIRECTORS

First-time nominee and term expiring (and nominated for re-election) at this Annual Meeting

Leslie Ferraro Age: 57 Director Since: Nominated in April 2019	Leslie Ferraro is a first-time nominee to our Board. Ms. Ferraro is currently on the board of directors of two private equity portfolio companies: Edelman Financial Engines, LLC (formerly Edelman Financial Services prior to its acquisition of Financial Engines in July 2018) since February 2018 and Save-A–Lot, Inc. since July 2018. Ms. Ferraro also served on the board of directors of Hong Kong Disneyland Resort from 2010 to 2015. Ms. Ferraro is the former Co-Chair of Consumer Products and Interactive Media for the Walt Disney Company (“Disney”). She previously served as both the President of Disney Consumer Products and as Executive Vice President of Global Marketing, Sales and Travel Operations for Walt Disney Parks and Resorts. Ms. Ferraro has a BA in Economics from George Washington University, a Master's Diploma from London School of Economics and an MBA in Finance from New York University's Stern School of Business.

We believe Ms. Ferraro is qualified to serve on our Board due to her extensive products, marketing and commercial operations experience with Disney and her knowledge of the media and entertainment industries.

Harry E. Sloan Age: 69 Director Since: May 2011 Board Committee: Governance (Chair)	Harry E. Sloan has been a member of our Board since 2011. (He also served as our Chairman and Chief Executive Officer from 2011—when we were formed as a special purpose acquisition company—until January 2013—when we consummated our business combination with Row 44 and Advanced Inflight Alliance AG.) Mr. Sloan served on the board of directors of Videocon d2h Limited (Nasdaq: VDTH) from May 2016 to April 2018, where he was a member of that board’s Nomination, Remuneration and Compensation Committee. Mr. Sloan was also previously Chairman and Chief Executive Officer of Silver Eagle Acquisition Corp. (a special purpose acquisition company) from April 2013 through its business combination with Videocon in March 2015. From November 2010 to December 2013, Mr. Sloan served on the board of directors of Promotora De Informaciones, S.A. (NYSE: PRIS) (also known as PRISA). From 2005 to 2009, Mr. Sloan served as Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., and was its Chairman until 2011. From 1990 to 2001, Mr. Sloan was Chairman and Chief Executive Officer of SBS Broadcasting, S.A., a company that he founded in 1990, and he served as its Executive Chairman until 2005. Mr. Sloan currently serves on the Board of Visitors of the UCLA Anderson School of Management and on the Executive Board of UCLA School of Theater, Film and Television. Mr. Sloan has a BA from the University of California, Los Angeles and a JD from Loyola Law School.

We believe Mr. Sloan is qualified to serve on our Board due to his extensive background and experience as an executive in the media and entertainment industries and his substantial mergers-and-acquisitions experience.

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DIRECTORS AND EXECUTIVE OFFICERS

CLASS III DIRECTORS

Terms expiring at the 2020 Annual Meeting

Robert W. Reding Age: 69 Director Since: January 2013 Board Committee: Compensation (Chair)	Robert W. Reding has been a member of our Board since January 2013. He has been a consultant in the commercial airline industry since January 2012. Prior to that, from September 2007 until December 2012, Mr. Reding was Executive Vice President—Operations for American Airlines and Executive Vice President of AMR Corporation. Prior to that, Mr. Reding served as Senior Vice President—Technical Operations for American Airlines from May 2003 to September 2007. Mr. Reding joined AMR Corporation in March 2000 and served as Chief Operations Officer of its AMR Eagle division through May 2003. Prior to joining AMR Corporation, Mr. Reding served as President and Chief Executive Officer of Reno Air (from 1992 to 1998) and as President and Chief Executive Officer of Canadian Regional Airlines (from 1998 to 2000). Mr. Reding is a graduate of the United States Air Force pilot training program and served as an officer and pilot flight examiner with the United States Air Force from 1972 to 1979. He has an FAA Air Transport Pilot Rating for Douglas DC-9-MD-80 and Boeing 737 series aircraft and has accumulated over 10,000 hours as a commercial pilot. He has served as a board member of various aviation, civic and charitable organizations. Mr. Reding has a BS in Aeronautical Engineering from California Polytechnic State University and an MBA from Southern Illinois University.
We believe Mr. Reding is qualified to serve on our Board due to his operating and management experience, including more than 30 years of experience in the airline industry.

Eric Sondag Age: 43 Director Since: March 2018 Board Committees: Audit, Governance	Eric Sondag has been a member of our Board since March 2018. He is a Partner at Searchlight Capital Partners, a private equity firm, where he has worked since 2011. Mr. Sondag has served on the board of directors of Gymboree Group Inc. (OTCMKTS: GMBE) since October 2017 and on the board of directors of Cengage Learning Holdings II Inc. (OTCMKTS: CNGO) since April 2014. Mr. Sondag also serves on the board of advisors for Georgetown University’s McDonough School of Business. Prior to joining Searchlight Capital Partners, Mr. Sondag worked at GTCR Golder Rauner in Chicago in various capacities. Mr. Sondag has a BS from Georgetown University and has completed the Executive Management Program at INSEAD in Singapore.
We believe Mr. Sondag is qualified to serve on our Board due to his extensive investment experience in the media and technology industries.

Ronald Steger Age: 65 Director Since: April 2017 Board Committee: Audit (Chair)	Ronald Steger has been a member of our Board since April 2017 and has served as our Audit Committee Chair since June 2017. He has served on the board of directors of Sentinel Energy Services Inc. (Nasdaq: STNL) (a pre-business-combination special purpose acquisition company) since November 2018, where he serves on that board’s Audit Committee. He has also served on the board of directors of Great Lakes Dredge and Dock Corporation (Nasdaq: GLDD) since May 2018, where he serves on that board’s Audit Committee. He previously served on the board of directors of Overseas Shipholding Group, Inc. (NYSE: OSG) from August 2014 to June 2018, where he served on that board’s Corporate Governance & Risk Committee and as Chair of its Audit, and on the board of directors of International Seaways Inc. (NYSE: INSW) from November 2016 to June 2017, where he served on that board's Audit Committee and as Chair of its Corporate Governance & Risk Assessment Committee. Since September 2015, Mr. Steger has served as the Senior Technical Advisor to the Effectus Group, an accounting advisory firm based in Silicon Valley, and since February 2014, he has served on the Advisory Board of ATREG, Inc., a global advisory firm specializing in the semiconductor and related advanced technology verticals. Mr. Steger began his career with KPMG in 1976 and was admitted into its partnership in 1986. He served as an SEC Reviewing Partner at KPMG from 2003 to 2013 and retired from KPMG in December 2013. Mr. Steger has a BS in Accounting from Villanova University.
We believe Mr. Steger is qualified to serve on our Board due to his experience serving on boards of public companies and his extensive background in accounting.

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DIRECTORS AND EXECUTIVE OFFICERS

Eric Zinterhofer Age: 47 Director Since: March 2018 Board Committee: Compensation

Eric Zinterhofer has been a member of our Board since March 2018. He is a Founding Partner at Searchlight Capital Partners, a private equity firm, where he has worked since 2010. Mr. Zinterhofer has served on the board of directors of Hemisphere Media Group, Inc. (Nasdaq: HMTV) since October 2016, and is a member of that board’s Executive Committee; on the board of directors of Charter Communications, Inc. (Nasdaq: CHTR) since November 2009, and is a member of that board’s Compensation and Benefits Committee, its Finance Committee and its Nominating and Governance Committee; on the board of directors of Liberty Latin America Ltd. (Nasdaq: LILA) since December 2017; and on the board of directors of Roots Corporation (TSX: ROOT) since December 2015. He previously served on the board of directors of Dish TV India Ltd. (NSE: DISHTV) from December 2009 to March 2017, and on the board of directors of General Communication Inc. (FRA: CG1) from March 2015 to March 2018.

We believe Mr. Zinterhofer is qualified to serve on our Board due to his extensive investment experience in the media and technology industries and as a director of a large telecommunications company.

CLASS I DIRECTORS

Terms Expiring at the 2021 Annual Meeting of Stockholders

Stephen Hasker Age: 49 Director Since: April 2015 Board Committees: Audit, Compensation	Stephen Hasker has been a member of our Board since April 2015. He has served on the board of directors of Appen Limited (ASX: APX) since April 2015, where he is a member of its Nomination and Remuneration Committee. He has been Chief Executive Officer of CAA Global since January 2018. He was previously the Global President and Chief Operating Officer of Nielsen Holdings PLC (NYSE: NLSN) from December 2015 to December 2017, and prior to that served as Nielsen’s President, Global Products from November 2009 to January 2014. Mr. Hasker joined Nielsen in 2009 from McKinsey & Company, where he was a partner in McKinsey’s Global Media, Entertainment and Information practice from 1998 to 2009. Prior to McKinsey, Mr. Hasker spent five years in several financial roles in the United States, Russia and Australia. Mr. Hasker has an undergraduate degree from the University of Melbourne and an MBA and a Masters in International Affairs from Columbia University. He is a member of the Australian Institute of Chartered Accountants.

We believe Mr. Hasker is qualified to serve on our Board due to his operational experience as Chief Executive Officer of CAA Global and as a public company executive at Nielsen N.V., and his overall experience with media and entertainment businesses.

Jeff Leddy Age: 64 Director Since: February 2013 Executive Chairman of the Company and Chairman of the Board Since: April 2018 Board Committees: None	Jeff Leddy has been Executive Chairman of our Company and Chairman of our Board of Directors since April 2018 and has served as a member of our Board of Directors since February 2013. He served as our Chief Executive Officer from February 2017 to March 2018. Mr. Leddy previously served as Chief Executive Officer of Verizon Telematics, Inc. (formerly Hughes Telematics, Inc. prior to its acquisition by Verizon Communications in July 2012) from December 2006 until January 2015 and served as a member of its board of directors from April 2006 to July 2012. From 2005 to 2011, he served on the boards of directors of various Hughes Communications-affiliated companies. From April 2003 through December 2006, Mr. Leddy served as Chief Executive Officer and President of SkyTerra Communications, Inc., and he served on its board of directors from 2006 to 2008. Prior to becoming Skyterra’s Chief Executive Officer, Mr. Leddy served in the roles of President, Chief Operating Officer and Senior Vice President of Operations for that company. Mr. Leddy has a BA in Physics from the Georgia Institute of Technology and an MS in Electrical Engineering from Stanford University.

We believe Mr. Leddy is qualified to serve on our Board due to his extensive experience with satellite communications and telematics businesses and extensive executive experience, including his public company experience as a chief executive officer and director.

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DIRECTORS AND EXECUTIVE OFFICERS

Josh Marks Age: 42 Director Since: April 2018 Board Committees: None	Josh Marks joined our company in August 2015 and has served as our Chief Executive Officer and as a member of our Board of Directors since April 2018. He previously served as our Executive Vice President, Connectivity from April 2017 to March 2018, as our Executive Vice President, Aviation Connectivity from July 2016 to March 2017 and as our Senior Vice President, Operations Solutions from August 2015 through June 2016. From January 2011 to August 2015, Mr. Marks was the Chief Executive Officer and a Director of Marks Systems, Inc. (d/b/a masFlight), an aviation big-data analytics company that he co-founded and that we acquired in August 2015. From February 2008 to December 2010, Mr. Marks was the Chief Financial Officer and a Director of eJet Aviation Holdings, a provider of VIP aircraft maintenance services, and the Executive Director of the American Aviation Institute, a commercial aviation policy think-tank. From 2003 to 2008, Mr. Marks served as a senior executive of MAXjet Airways, a transatlantic premium airline he co-founded. Earlier in his career, Mr. Marks served as Associate Director of the George Washington University aviation institute and held key roles at two technology companies, Virtualis Systems (acquired by Allegiance Telecom) and VelociGen (acquired by SOA Software). Mr. Marks has a BA and an MBA from Harvard University.
We believe Mr. Marks is qualified to serve on our Board due to his broad aviation and transportation experience and extensive experience with companies in the technology and analytics industries.

Executive Officers

Our current executive officers are as follows:

Name	Age	Title
Jeff Leddy	64	Executive Chairman
Josh Marks	42	Chief Executive Officer
Paul Rainey	43	Executive Vice President and Chief Financial Officer
Per Norén	54	President
Sarlina See	48	Senior Vice President and Chief Accounting Officer

The following is biographical information for our current executive officers (other than our Company’s Executive Chairman, Jeff Leddy, and our CEO, Josh Marks, who are members of our Board and whose biographical information we have provided under “Directors and Executive Officers—Directors” on page 5).

Paul Rainey

Paul Rainey joined our Company as Chief Financial Officer in April 2017. Mr. Rainey previously served as Chief Financial Officer of Harris CapRock Communications from May 2014 to April 2017. Prior to Harris CapRock Communications, Mr. Rainey served as Chief Financial Officer of General Electric Company’s (NYSE: GE) Lighting Professional Solutions business from March 2013 to April 2014 and as Chief Financial Officer of its Power Equipment business from March 2010 to February 2013. Prior to March 2010, Mr. Rainey served in two senior financial planning and analysis roles at General Electric from January 2007 to March 2010 and from October 2003 to October 2005. Between those appointments, Mr. Rainey served as a FamilyLife missionary from November 2005 to December 2006. Mr. Rainey currently serves on the boards of directors of Cutwell 4 Kids and America Responds with Love, and previously served on the boards of directors of Hesed Consulting, Georgia CASA and the Notre Dame Business Advisory Council. Mr. Rainey has a MS in Accountancy and a BBA in Finance and Computer Applications from the University of Notre Dame.

Per Norén

Per Norén joined our Company in March 2017 and has served as our President since November 2018. He previously served as our Executive Vice President and Chief Commercial Officer from April 2018 to November 2018 and as our Senior Vice President, Aviation Connectivity from March 2017 to March 2018. From August 2007 to February 2017, Mr. Norén held several senior positions at The Boeing Company, including as its Chief Customer Officer for Digital

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DIRECTORS AND EXECUTIVE OFFICERS

Aviation from January 2016 to February 2017, as its Vice President, Digital Solutions from January 2013 to December 2015 and as its Vice President, Information Services from January 2010 to December 2012. He was previously President and Chief Executive Officer of Carmen Systems, a technology, analytics and software company for the aviation and transportation industries, from 1998 to 2007. Mr. Norén graduated from the Swedish Military Academy and the Gothenburg School of Business, Economics and Law at The University of Gothenburg, Sweden. He also has a degree from the Executive Education Program at Harvard Business School.

Sarlina See

Sarlina See joined our Company as Chief Accounting Officer in May 2017. Ms. See previously served as Global Business Unit Controller of Stanley Oil & Gas, which is a division of Stanley Black & Decker, Inc. (NYSE: SWK), from May 2013 to May 2017. From January 2008 through May 2013, Ms. See served as the Global Controller at Digital Energy, a division of GE Energy Connections (which is a business unit of General Electric Company). Prior to that, Ms. See held other senior finance positions and audit roles at various General Electric Company business units from 1997 to 2007. Ms. See has a BBA in Accounting from Idaho State University and is a Certified Public Accountant.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Pursuant to Nasdaq Listing Rules, our Board must affirmatively determine that a majority of the members of our Board qualify as “independent.” Consistent with this requirement, based on a review and assessment performed by our Interim General Counsel of all relevant identified transactions and relationships between each of our directors, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board affirmatively determined that each of our current directors (other than Messrs. Leddy and Marks, who are our Executive Chairman and our CEO, respectively) meets the standards of independence under applicable Nasdaq Listing Rules. In making this determination, our Board found all of our directors (other than Messrs. Leddy and Marks) to be free of any relationship that would impair their individual exercise of independent judgment with regard to the Company. Our Board also determined that each member of its Audit Committee and of its Compensation Committee is independent under Nasdaq Listing Rules applicable to service on those committees.

Board Leadership Structure

The Board annually elects a director to be chairperson of the Board. The Board Chair may or may not be an officer of the Company. The Board believes that it should decide whether to have an officer also serve as the Board Chair based on its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Currently, Mr. Leddy (who is our Company’s Executive Chairman) also serves as our Board Chair.

If the individual elected as Board Chair is an officer of the Company, or if the Board Chair is not independent, the Board believes that a Lead Independent Director should be appointed to help ensure robust independent leadership on the Board. When this is the case, the independent directors elect the Lead Independent Director. The Board will consider rotating the Lead Independent Director, if any, at such intervals as the Board determines based on the recommendation of its Corporate Governance & Nominating Committee (the “Governance Committee”). Edward L. Shapiro currently serves as our Lead Independent Director. Mr. Shapiro is not standing for re-election and will retire from our Board at the expiration of his current term at the Annual Meeting. Following the Annual Meeting, we expect that our independent directors will elect a new Lead Independent Director.

The Lead Independent Director presides at any meeting of the Board at which the Board Chair is not present, including at executive sessions for independent directors, at meetings or portions of meetings on topics where the Board Chair or the Board raises a possible conflict of interest involving the Board Chair, and when requested by the Board Chair. The Lead Independent Director may call meetings of the independent directors or of the Board, at such time and place as he or she determines. In addition, the Lead Independent Director facilitates communication between the Board Chair and the independent directors; reviews and provides input on meeting agendas and meeting schedules for the Board; and performs such other duties as the Governance Committee may from time to time establish.

Meetings of the Board

Our Board met six times during 2018. During 2018, each Board member attended at least 75% of the aggregate number of meetings held for the Board and for the committees on which he served. Under our Board’s Corporate Governance Guidelines, all Board members are expected to attend our annual stockholders’ meeting. Messrs. Leddy, Marks, Reding, Sagansky, Shapiro, and Steger attended our 2018 Annual Meeting of Stockholders.

Independent Director Meetings

Our non-management directors generally meet in executive session (i.e., without management present) each time that the Board convenes for a regularly scheduled meeting. Our Lead Independent Director generally presides over executive sessions of our independent directors.

10	● 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Code of Ethics

We have a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at www.globaleagle.com under “Investors—Governance.” We adopted our Code of Ethics to promote honest and ethical conduct and compliance with applicable governmental laws, rules and regulations.

Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, as set forth in the following table and description of key governance policies.

GOVERNANCE HIGHLIGHTS

• Ten directors, all of whom are independent (other than our Board Chair and Executive Chairman, Jeff Leddy, and our CEO, Josh Marks)

•  Pay-for-performance compensation program, which includes performance-based annual cash bonus payments (our AIP bonuses) and performance-based equity grants (our PSU and cash-settled stock option awards containing performance-based vesting terms)

• Appointment of a Lead Independent Director	• Annual “say on pay” votes, with most recent favorable “say on pay” vote over 80%

• Regular executive sessions of independent directors	• Stock ownership requirements for Executive Chairman, CEO and directors

• Risk oversight by the Board and its key committees	• Insider Trading Policy restricting trading, pledging and hedging of our stock

• All directors attended at least 75% of Board and Board committee meetings	• Majority voting requirement for directors in uncontested elections

• No “over-boarding” by our directors on other public-company boards (i.e., serve on more than five public-company boards)	• Focus on Board diversity, including gender representation; proposed addition of a female director

Our key governance policies include:

•

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to provide a framework for effective corporate governance at our company. These guidelines describe the principles and practices that our Board will follow in carrying out its corporate-governance responsibilities. For example, under these guidelines, our directors may not be “over-boarded,” i.e., serve on more than five public-company boards (with service on our Board constituting one of the five) without the consent of our Governance Committee.

•

Related Party Transactions Policy. Our Audit Committee has a Related Party Transactions Policy whereby our Audit Committee must review and approve related party transactions between us and our directors, executive officers, their family members and our significant stockholders because these transactions may give rise to potential conflicts of interest. See “Related Party Transactions Policy and Transactions—Related Party Transactions Policy” beginning on page 35.

•	Whistleblower Policy and Procedures. Our Whistleblower Policy and Procedures direct our Audit Committee to investigate complaints (received directly or through management) regarding:

•	fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	fraud or deliberate error in the recording and maintaining of our financial records;

•	deficiencies in or noncompliance with our internal accounting controls;

•	misrepresentations or false statements to or by our senior officers or accountants regarding a matter contained in our financial records;

•	our financial reports or audit reports; and

•	deviations from full and fair reporting of our financial condition.

To this end, we maintain an EthicsPoint whistleblower hotline (staffed by a third-party vendor) to provide all of our current and former employees, vendors, customers, stockholders and other stakeholders with an anonymous and confidential method to report misconduct by us or our personnel. The hotline is available to report concerns regarding the financial-reporting, record-keeping and control matters covered by our Whistleblower Policy and Procedures. It is also available for compliance-related concerns; concerns regarding other inappropriate and illegal workplace conduct, such as fraud, criminal and other illegal acts; employment and human-resources complaints (e.g., discrimination and harassment); and concerns regarding enterprise-related risk. The hotline is reachable toll-free at (866) 422-3580 or at www.globaleagle.ethicspoint.com.

•

Conflicts of Interest Policy. Our Governance Committee has a Conflicts of Interest Policy to address actual, potential and apparent conflicts of interest that may arise in connection with personal and professional relationships. Under this policy, directors and executive officers must disclose all conflicts of interest to the Board, which must approve any “conflicted” transaction.

•

Equity Award Policy. Our Board has an Equity Award Policy to ensure that equity awards issued under our equity incentive plans are generally made on a regular schedule and duly approved by our independent Compensation Committee. Our management equity grants are generally issued every year at the Compensation Committee meeting during the Spring or Summer. In addition, the pricing date for equity grants must generally occur during an “open-window” trading period or two full trading days after our next earnings release (whichever occurs first), and cannot precede the date on which the Compensation Committee actually approves the issuance of the award.

Information Regarding Committees of the Board of Directors

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance & Nominating Committee. We have posted the charter for each of our Board committees on our website at www.globaleagle.com under “Investors—Governance.” The following table provides the current membership (as of April 2019) and the total number of meetings during 2018 for each of these Board committees.

Name	Audit	Compensation	Corporate Governance & Nominating
Jeff Leddy, Board Chair
Edward L. Shapiro, Lead Independent Director(+)			X
Josh Marks
Stephen Hasker	X	X
Robert W. Reding		X*
Jeff Sagansky(+)		X
Harry E. Sloan			X*
Eric Sondag	X		X
Ronald Steger	X*
Eric Zinterhofer		X
Total meetings in 2018	9	7	3

*	Committee Chair

+	Not standing for re-election

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board and Its Committees in Risk Oversight

Below is a description of each committee of our Board.

Audit Committee—All members of our Audit Committee are financially literate. Two of our Audit Committee members (Ronald Steger and Stephen Hasker) also qualify as “audit committee financial experts” as defined in applicable SEC rules because each of them meets the requirement for past employment experience in finance or accounting, has the requisite professional certification in accounting or has comparable experience. The responsibilities of our Audit Committee include:

•

appointing our independent registered public accounting firm, determining the compensation of our independent registered public accounting firm and pre-approving our engagement of our independent registered public accounting firm for audit and non-audit services to be performed by that independent registered public accounting firm and the related fees for those services;

•	overseeing our independent registered public accounting firm;

•	meeting with our independent registered public accounting firm to discuss the audit and quarterly reviews;

•

reviewing with our independent registered public accounting firm and management the adequacy of our internal controls over financial reporting, and any significant findings and recommendations with respect to those controls;

•	meeting periodically with management to review and assess our enterprise risk exposures and the manner in which those risks are being monitored and controlled;

•

establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, submissions by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving all related party transactions;

•

understanding the impact of our operating and control environment on our financial reporting and overseeing our plan for remediating our material weaknesses in our internal control over financial reporting;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	overseeing our implementation of new GAAP standards and use of non-GAAP financial measures; and

•	reviewing any material charges under GAAP and the facts and circumstances supporting the relevant analysis.

Compensation Committee—Our Compensation Committee is responsible for overseeing matters relating to the compensation of our Company’s Executive Chairman, CEO and other executive officers as well as the administration of our incentive-based plans for those officers and of our equity-based compensation plans. The functions of our Compensation Committee include:

•	determining and reviewing, on an annual basis, our compensation philosophy and policies;

•	determining the compensation of our Company’s Executive Chairman and our CEO (who are not present during that determination) and our other executive officers;

•	determining, or recommending to our Board for determination, the compensation of members of our Board and other committees thereof in connection with Board and committee service;

•

reviewing and discussing the “Compensation Discussion and Analysis” and related disclosure (to the extent we are required to include it in our annual proxy statement) with management, recommending to the Board its inclusion in our annual proxy statement and preparing a report for inclusion in our proxy statement that certifies that the Compensation Committee has discharged this duty; and

•

reviewing our compensation practices and the relationship among risk, risk management and compensation in light of our objectives, including the design of compensation practices to avoid encouraging excessive risk-taking.

Governance Committee—Our Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board and for assisting our Board in developing and ensuring compliance with our foundational and corporate-governance policies and documents. The functions of our Governance Committee include:

•	identifying and recommending to our Board individuals qualified to serve as directors of the Company;

•	advising our Board with respect to its composition, procedures and committees, including establishing criteria for annual performance evaluations of our Board committees and our Board;

•	advising our Board with respect to proposed changes to the Company’s certificate of incorporation, by-laws and corporate-governance policies; and

•	advising our Board with respect to communications with our stockholders.

Director Nominations

Our Governance Committee has the responsibility of identifying, assessing and recommending potential director candidates to our Board. Potential candidates are generally interviewed by our Board Chair and the Chair of our Governance Committee prior to their nomination, and may be interviewed by other directors and members of senior management. The Governance Committee then meets to consider and approve the final candidates, and makes its recommendation to the Board for a candidate’s appointment or election to the Board.

Our Governance Committee considers the following criteria when evaluating director candidates: (i) senior-level management and decision-making experience; (ii) a reputation for integrity and abiding by exemplary standards of business and professional conduct; (iii) ability to devote time and attention necessary to fulfill the duties and responsibilities of a director; (iv) a record of accomplishment in his or her respective fields, with leadership experience in a corporation or other complex organization, including government, educational and military institutions; (v) independence and the ability to represent all of our stockholders; (vi) compliance with legal and Nasdaq listing requirements; (vii) sound business judgment; (viii) reputation for candor and integrity; (ix) judgment, skills, geography and other measures to ensure that the Board as a whole reflects a range of viewpoints, backgrounds, skills, experience and

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

expertise; (x) maritime, government and digital media experience; and (xi) the needs of the Board. Although the Governance Committee does not have a formal policy regarding diversity in making its recommendations, the Governance Committee respects that a board of directors should reflect diversity in background, education, business experience, gender, race, ethnicity, culture, skills, business relationships and associations and other factors that will contribute to the highest standards of governance of the Company, and reviews its effectiveness in achieving that diversity when assessing the composition of the Board from time to time.

The Governance Committee also considers candidates that our stockholders propose as potential director nominees. We did not make any material changes in 2018 or 2019 to the procedures by which stockholders may recommend nominees to our Board.

Leslie Ferraro was nominated for election to the Board as a Class II Director on April 25, 2019. Potential candidates to fill the open position were solicited by the Governance Committee Chair. The Governance Committee, other directors and members of senior management interviewed several candidates who were evaluated based on the established criteria for persons to be nominated, as listed above. The Governance Committee believes that Ms. Ferraro meets the established criteria and she is the best qualified candidate for election to the Board. Her nomination is recommended by the Governance Committee and approved by the Board.

Majority Voting to Elect Directors

Our by-laws have a “majority vote” requirement in uncontested elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., the votes cast “FOR” a nominee must exceed the votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered “votes cast,” and so will not affect the outcome of the nominee’s election. See “Other Matters—What are ‘broker non-votes’?” on page 41.

The Company maintains a plurality vote standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected).

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that our directors tender their resignation (subject to our Board accepting it) upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, and will make a recommendation to the Board regarding whether to accept the tendered resignation. Our Board will then determine whether to accept or reject the tendered resignation.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or the director addressed to our Corporate Secretary at 6080 Center Drive, Suite 1200, Los Angeles, California 90045. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that the stockholder beneficially owns on the date of the communication.

Our Corporate Secretary will review the communication to determine whether it is appropriate for presentation to the Board or the director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Our Corporate Secretary will submit appropriate communications to the Board through the Board Chair, or directly to the full Board or the director, on a periodic basis.

Director Compensation

Members of our Board who are not employees (“outside directors”) are provided compensation for their service. We have an Outside Director Compensation Program that is intended to compensate fairly each outside director with cash and equity compensation for the time and effort required to serve as a member of our Board. Our Compensation Committee periodically evaluates market data provided by its independent compensation consultant, Frederic W. Cook & Co., Inc., (“FW Cook”) to determine the appropriate total compensation of our outside directors and structure of the compensation program. In addition, our equity incentive plan places an annual limit of $400,000 on cash and equity compensation that we may provide to our outside directors.

● 2019 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In June 2018, based on benchmarking information that FW Cook provided, our Compensation Committee determined that our total outside director compensation was near the 25th percentile of our comparator group.

Annual Cash Retainer and Cash Chair Fees. Each outside director receives a cash retainer of $75,000 per calendar year for his or her service on the Board. In addition, if our Board Chair is a non-management director, he or she receives an additional $25,000 per calendar year for his or her service as Board Chair; the Chair of our Audit Committee receives an additional $25,000 per calendar year for his or her service as Chair of that committee; the Lead Independent Director, if any, receives an additional $15,000 per year for his or her service as Lead Independent Director; and the Chair of our Compensation Committee receives an additional $10,000 per calendar year for his or her service as Chair of that committee.

Equity Compensation. Under our Outside Director Compensation Program, on the date of each annual stockholders’ meeting, each continuing outside director is provided equity compensation with a grant date fair value of $100,000, or lesser amount as determined by the Compensation Committee. In June 2018, the Compensation Committee approved awards for each continuing director of 16,835 options, which vest on the earlier of the one-year anniversary of the grant date and the next annual stockholders’ meeting. In addition, the Compensation Committee approved an additional award of 4,209 options for Messrs. Sondag and Zinterhofer for service from the time of their initial appointment to our Board in March 2018 through the 2018 annual stockholders’ meeting. These additional awards were fully vested on the date of the grant.

The table below provides summary information concerning compensation paid or accrued by us during 2018 to or on behalf of our then-outside directors for services rendered as directors during 2018.

Name of Outside Director	Cash Compensation ($)		Stock Option Awards(6) ($)		RSU Awards ($)	Other Compensation ($)	Total ($)
Robert W. Reding	85,000	(1)	24,747		—	—	109,747
Harry E. Sloan	75,000		24,747		—	—	99,747
Jeff Sagansky	75,000		24,747		—	—	99,747
Eric Sondag	57,534	(2)	30,935	(7)	—	—	88,469
Eric Zinterhofer	57,534	(3)	30,935	(7)	—	—	88,469
Edward L. Shapiro	92,466	(4)	24,747		—	—	117,213
Stephen Hasker	75,000		24,747		—	—	99,747
Ron Steger	100,000	(5)	24,747		—	—	124,747

(1)	Mr. Reding received an additional fee for service as Chair of the Compensation Committee in 2018.

(2)	Mr. Sondag joined our Board in March 2018 and received prorated cash compensation for his director services in 2018.

(3)	Mr. Zinterhofer joined our Board in March 2018 and received prorated cash compensation for his director services in 2018.

(4)	Mr. Shapiro received an additional fee for his service as Lead Independent Director of the Board in 2018.

(5)	Mr. Steger received an additional fee for his service as Chair of the Audit Committee in 2018.

(6)

Amounts set forth in this column represent the grant date fair value of stock option awards granted during the year computed in accordance with Accounting Standards Codification Topic No. 718, “Compensation-Stock Compensation” (“ASC 718”). For 2018, we determined the aggregate grant date fair value of the stock option awards reflected in this column using the valuation methodology and assumptions set forth in Note 12, Common Stock, Stock-Based Awards and Warrants to our consolidated financial statements in our 2018 Annual Report on Form 10-K (“2018 Form 10-K”). As

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

of December 31, 2018, our outside directors held the following unvested awards—Mr. Reding: 16,835 stock options; Mr. Sloan: 16,835 stock options; Mr. Sagansky: 16,835 stock options; Mr. Sondag: 16,835 stock options; Mr. Zinterhofer: 16,835 stock options; Mr. Shapiro: 16,835 stock options; Mr. Hasker: 16,835 stock options; and Mr. Steger: 16,835 stock options.

(7)

On June 25, 2018, Messrs. Sondag and Zinterhofer each received two stock option grants for Board service: a grant of 16,835 stock options for the full 2018-2019 term and a “stub” grant of 4,209 stock options for the period of service between their joining the Board in March 2018 and the 2018 Annual Meeting.

Outside Director Stock Ownership Requirements

To align the interests of our Board members with the interests of our stockholders, our Board’s Governance Committee has adopted Stock Ownership Guidelines for our Outside Directors. Under the current Guidelines, as revised on March 18, 2019, each outside director must retain ownership of our stock equal to three times the value of the annual cash retainer paid for Board service pursuant to our Outside Director Compensation Program as in effect from time to time. If at any time an outside director has not satisfied the required ownership level under these Guidelines, the director must retain 100% of the shares remaining after payment of the exercise price and taxes owed upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units. We count toward with the required ownership level under the Guidelines (a) shares of the Company’s common stock that are owned outright by the Outside Director (either directly or beneficially, e.g., through a family trust), (b) vested restricted stock or restricted stock units or (c) one-half (1/2) of each share of the Company’s common stock that is subject to outstanding vested but unexercised stock options (other than cash-settled stock options) for which the fair market value of the underlying shares exceeds the applicable exercise price. We do not count toward the required ownership level under the Guidelines (i) any shares held by mutual, hedge or other investment funds in which the outside director is a general partner, limited partner or investor, (ii) except as provided for above, outstanding but unexercised stock options, (iii) unvested/unearned restricted stock or restricted stock units and (iv) shares transferred or paid to an outside director’s employer pursuant to that employer’s policies.

Although the Outside Director Stock Ownership Guidelines are not applicable to our CEO or Executive Chairman because they are employee directors (and as such are not “outside directors”), we have also adopted Stock Ownership Guidelines applicable to our CEO and Executive Chairman. In addition, our Governance Committee has the authority to waive application of the Outside Director Stock Ownership Guidelines and has waived these Guidelines with respect to Messrs. Sondag and Zinterhofer, whose awards for director service will be transferred to an account controlled by their employer upon vesting.

● 2019 Proxy Statement	17

EXECUTIVE COMPENSATION

For the 2018 fiscal year, our “named executive officers” (“NEOs”) (as defined under SEC rules) were the following executive officers:

Name	Current Title (as of April 2019)

Jeff Leddy	Executive Chairman (former Chief Executive Officer)

Josh Marks	Chief Executive Officer (former Executive Vice President, Connectivity)

Per Norén	President (former Executive Vice President and Chief Commercial Officer)

18	● 2019 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation earned in respect of 2018 and 2017 by each of our 2018 NEOs for the years in which they were NEOs (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Current Principal Position (unless otherwise indicated)	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Jeff Leddy(6) Executive Chairman of the Company, Former CEO	2018	381,250	—	1,218,333	704,785	—	23,401	2,327,769
	2017	535,256	—	519,639	584,630	—	44,875	1,684,400

Josh Marks(7) CEO, Former Executive Vice President, Connectivity	2018	471,250	—	2,558,500	1,480,049	—	47,894	4,557,693
	2017	372,500	175,000	620,058	—	—	57,492	1,225,050

Per Norén(8) President, former Executive Vice President and Chief Commercial Officer	2018	365,000	—	1,218,333	704,785	—	30,185	2,318,303

(1)

Amounts set forth in this column reflect the amounts received by the NEO as salary payments in respect of his service during 2018, and therefore represent a blend of the salary rates applicable to the NEO throughout the year where the NEO experienced a salary change mid-year.

(2)

Amounts set forth in this column represent the grant date fair value of stock-based awards (RSUs and PSUs) granted during the year computed in accordance with Accounting Standards Codification Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”). For 2018, we determined the aggregate grant date fair value of the stock awards reflected in these columns using the valuation methodology and assumptions set forth in Note 12. Common Stock, Stock-Based Awards and Warrants to our consolidated financial statements in our 2018 Form 10-K.

(3)

Amounts set forth in this column represent the grant date fair value of cash-settled stock options (referred to as “phantom” options) awards granted during the year computed in accordance with ASC 718. For 2018, we determined the aggregate grant date fair value of the phantom stock option awards reflected in these columns using the valuation methodology and assumptions set forth in our 2018 Form 10-K.

(4)	None of our NEOs received payments under the AIP in respect of service during 2018.

(5)

Amounts set forth in this column for 2018 include: (1) for Mr. Leddy, approximately $15,776 for employer-paid employee benefits and approximately $7,625 for 401(k) employer matching contributions; (2) for Mr. Marks, approximately $20,635 for employer-paid employee benefits, approximately $4,981 for 401(k) employer matching contributions and approximately $22,278 for a temporary living allowance; and (3) for Per Norén, approximately $20,435 for employer-paid employee benefits and approximately $9,750 for 401(k) employer matching contributions.

(6)	Mr. Leddy became our CEO on February 21, 2017 and ceased serving in that role in March 2018. He became Executive Chairman of the Company on April 1, 2018.

(7)	Mr. Marks was our Executive Vice President, Connectivity from April 2017 to March 2018. He became our CEO on April 1, 2018.

(8)	Mr. Norén became our Executive Vice President and Chief Commercial Officer on April 1, 2018 and ceased serving in that role on November 7, 2018. He became President of the Company on November 8, 2018.

● 2019 Proxy Statement	19

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Year-End

The following table sets forth the equity-based awards held by our 2018 NEOs that were outstanding on December 31, 2018.

			Option/Stock Appreciation Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Awards: Market Value of Unearned Shares, Units or Other Rights Not Vested ($)(17)	RSUs: Number of Shares or Units of Stock That Have Not Vested (#)		RSUs: Market Value of Shares or Units of Stock That Have Not Vested ($)(17)
Jeff Leddy	3/16/2015		21,067	(3)	—		13.15	3/16/2020	—		—	—		—
	3/16/2015		10,533	(3)	—		13.15	3/16/2020	—		—	—		—
	3/10/2016		15,444	(3)	—		9.25	3/10/2021	—		—	—		—
	12/21/2017	(1)	5,029	(4)	—		3.21	12/21/2024	—		—	—		—
	12/21/2017	(1)	350,000	(4)	—		6.22	2/21/2024	—		—	—		—
	12/21/2017	(1)	397,222	(5)	252,778		6.22	2/21/2024	—		—	—		—
	12/21/2017	(1)	—		—		—	—	—		—	133,333	(6)	297,332
	6/25/2018	(2)	—		219,902	(7)	2.65	6/25/2023	—		—	—		—
	6/25/2018	(2)	—		439,803	(8)	2.65	6/25/2025	—		—	—		—
	6/25/2018	(2)	—		—		—	—	—		—	333,333	(9)	743,332
	6/25/2018	(2)	—		—		—	—	166,667	(10)	371,667	—		—
Josh Marks	8/3/2015		—		—		—	—	—		—	16,250	(11)	36,237
	8/3/2015		154,167	(12)	30,833		12.51	8/3/2020	—		—	—		—
	10/11/2016		—		—		—	—	38,002	(13)	84,744	—		—
	12/21/2017	(1)	—		—		—	—	—		—	134,929	(11)	300,892
	12/21/2017	(1)	—		—		—	—	59,962	(14)	133,715	—		—
	6/25/2018	(2)	—		461,794	(7)	2.65	6/25/2023	—		—	—		—
	6/25/2018	(2)	—		923,587	(8)	2.65	6/25/2025	—		—	—		—
	6/25/2018	(2)	—		—		—	—	—		—	700,000	(9)	1,561,000
	6/25/2018	(2)	—		—		—	—	350,000	(10)	780,500	—		—
Per Norén	3/30/2017											81,775	(15)	182,358
	3/30/2017											34,072	(15)	75,980
	3/30/2017		45,549	(16)	58,563		3.21	3/30/2024
	9/18/2017								45,430	(14)	101,308
	6/25/2018	(2)	—		219,902	(7)	2.65	6/25/2023	—		—	—		—
	6/25/2018	(2)	—		439,803	(8)	2.65	6/25/2025	—		—	—		—
	6/25/2018	(2)	—		—		—	—	—		—	333,333	(9)	743,332
	6/25/2018	(2)	—		—		—	—	166,667	(10)	371,667	—		—

*

The closing price of a share of our common stock on December 31, 2018 (the last Nasdaq trading day in 2018) was $2.23, and we have used that per-share price for purposes of determining market values in this table.

(1)

Our Compensation Committee approved this equity award in early 2017. However, given the lack of remaining share availability at that time under our former equity plan, we deferred the issuance of this award until our stockholders approved our 2017 Omnibus Long-Term Incentive Plan at our 2017 Annual Meeting on December 21, 2017.

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EXECUTIVE COMPENSATION

(2)	Our Compensation Committee approved this equity award at its June 25, 2018 meeting.

(3)

Represents stock options that Mr. Leddy received as an outside director. Mr. Leddy ceased receiving equity awards under our Outside Director Compensation Program when he became our CEO on February 21, 2017.

(4)	Represents stock options that Mr. Leddy received in connection with his assuming the CEO position on February 21, 2017 and that fully vested on his employment commencement date.

(5)

Represents stock options that vest and become exercisable on a monthly basis over a three-year period following February 21, 2017 until fully vested, subject to continuous employment on each vesting date.

(6)

Represents restricted stock units that vest and become exercisable in three equal annual installments beginning on February 21, 2017, subject to continuous service as either an employee of the Company or as a member of our Board on each applicable vesting date.

(7)

Represents stock options that vest and become exercisable with respect to 50% on March 27, 2020, with respect to 25% on March 27, 2021, and with respect to 25% on March 27, 2022, subject to continuous employment on each vesting date and that the Company’s average volume-weighted average price per share of common stock (“VWAP”) equals or exceeds $4.00 for 45 consecutive trading days at any time on or prior to June 25, 2023. With respect to Mr. Leddy, represents stock options that vest and become exercisable with respect to 50% on the date of grant, with respect to 25% on March 27, 2019, and with respect to 25% on March 27, 2020, subject to Mr. Leddy’s continuous service as either an employee of the Company or as a member of our Board on each applicable vesting date and that the Company’s VWAP equals or exceeds $4.00 for 45 consecutive trading days at any time on or prior to June 25, 2023.

(8)

Represents stock options that vest and become exercisable with respect to 50% on March 27, 2020 and with respect to 50% on March 27, 2021, subject to continuous employment on each vesting date and that the Company’s VWAP equals or exceeds $8.00 for 45 consecutive trading days at any time on or prior to June 25, 2025. With respect to Mr. Leddy, represents stock options that vest and become exercisable with respect to 50% on the date of grant, with respect to 25% on March 27, 2019, and with respect to 25% on March 27, 2020, subject to Mr. Leddy’s continuous service as either an employee of the Company or as a member of our Board on each applicable vesting date and that the Company’s VWAP equals or exceeds $8.00 for 45 consecutive trading days at any time on or prior to June 25, 2025.

(9)

Represents restricted stock units that vest with respect to 50% on March 27, 2020, with respect to 25% on March 27, 2021, and with respect to 25% on March 27, 2022, subject to continuous employment through each applicable vesting date. With respect to Mr. Leddy, represents restricted stock units that vest and become exercisable with respect to 25% of the RSUs on each of March 27, 2019, March 27, 2020, March 27, 2021 and March 27, 2022, subject to continuous service as either an employee of the Company or as a member of our Board on each applicable vesting date.

(10)

Represents PSUs that vest with respect to 50% on March 27, 2020, with respect to 25% on March 27, 2021, and with respect to 25% on March 27, 2022, subject to continuous employment through each vesting date and that the Company’s VWAP equals or exceeds $4.00 for 45 consecutive trading days on or prior to June 25, 2023. With respect to Mr. Leddy, represents PSUs that vest with respect to 25% of the PSUs on each of March 27, 2019, March 27, 2020, March 27, 2021 and March 27, 2022, subject to continuous service as either an employee of the Company or as a member of our Board on each applicable vesting date and provided that the Company’s VWAP equals or exceeds $4.00 for 45 consecutive trading days at any time on or prior to June 25, 2023.

(11)

Represents restricted stock units that vest and become exercisable in four equal annual installments beginning on the first anniversary of their grant date, subject to continuous employment on each vesting date. However, Mr. Marks’ December 21, 2017 RSU award, which was subject to our stockholders’ approval of the Company’s new 2017 Omnibus Long-Term Incentive Plan (which approval was obtained on December 21, 2017), vests and becomes exercisable in four equal installments beginning on April 28, 2018, subject to continuous employment on each vesting date.

(12)

Represents stock options that vest and become exercisable with respect to 25% of their underlying shares on the first anniversary of their grant date and vest with respect to the remaining 75% of their underlying shares on a monthly basis over the following three years until fully vested, subject to continuous employment on each vesting date.

(13)

Represents the number of unvested PSUs assuming actual performance for the performance period is achieved at the “Threshold” level as indicated in those award agreements. For purposes of calculating the threshold number of unvested PSUs outstanding under the award, we have assumed that PSUs (initially awarded as a “target” number of PSUs) will be awarded at the end of their three-year performance period at the minimum performance threshold for the awards to be granted (i.e., achievement at the 31st relative TSR percentile ranking). Under the terms of the PSUs awards, no PSUs will be awarded for relative TSR performance below this threshold.

(14)

Represents PSUs that cliff vest on the third anniversary of the grant date, based on our relative total shareholder return (“TSR”) versus the constituents of the Russell 2000 index over a three-year performance period, and subject to continuous employment on the vesting date. However, for the equity grants that were subject to our stockholders’ approval of the Company’s new 2017 Omnibus Long-Term Incentive Plan (which our stockholders approved on December 21, 2017), these PSUs cliff vest in September 2020, based on our relative TSR versus the constituents of the Russell 2000 index over the three-year performance period, and subject to continuous employment on the vesting date.

(15)	Represents restricted stock units that vest and become exercisable in four equal annual installments beginning on March 30, 2018, subject to continuous employment on each vesting date.

(16)

Represents stock options that vest and become exercisable with respect to 25% of their underlying shares on March 30, 2018 and vest with respect to the remaining 75% of their underlying shares on a monthly basis over the following three years until fully vested, subject to continuous employment on each vesting date.

(17)

The market values of both the RSUs and PSUs were calculated by multiplying $2.23 (the closing price of a share of our common stock on December 31, 2018) by the number of unvested RSUs and unearned PSUs.

● 2019 Proxy Statement	21

EXECUTIVE COMPENSATION

Employment Agreements

We have (or had) employment agreements with each of our 2018 NEOs, as summarized below:

Jeff Leddy

We entered into an employment agreement with Mr. Leddy on February 21, 2017, in connection with his then appointment as our CEO. Under that employment agreement, Mr. Leddy received an initial annual base salary of $625,000. Mr. Leddy was also entitled to an AIP cash bonus with an initial target of 100% of his annual base salary. Pursuant to his employment agreement, Mr. Leddy received an initial equity grant consisting of (a) an option (fully vested at grant) representing the right to purchase 350,000 shares of our common stock, (b) an additional option representing the right to purchase 650,000 shares of our common stock (the “Initial Option Award”) vesting over a three-year period, and (c) RSUs representing 200,000 shares of our common stock (the “Initial RSU Award”) vesting over a three-year period, subject to continuous service on each vesting date. The exercise price of the stock options was $6.22, which was the closing price of our common stock on Nasdaq on February 17, 2017 (which was the date that our Compensation Committee approved his initial employment agreement).

In addition, we agreed to reimburse Mr. Leddy for travel to and from his principal residence to the Company’s office locations and for accommodations while traveling. Mr. Leddy’s agreement also provides for severance and change in control protection benefits under our Executive Severance Plan, and he is a “Tier II” participant in that Plan. In addition to the benefits provided under the Executive Severance Plan, if we terminate Mr. Leddy without Cause (as defined in the employment agreement) (i) the unvested portions of his Initial Option Award and Initial RSU Award shall become fully vested and (ii) all options granted under his employment agreement that are vested shall remain exercisable for one year after his termination of service.

On March 29, 2018, we amended and restated Mr. Leddy’s employment agreement in connection with his new appointment as our Company’s Executive Chairman effective April 1, 2018. Under this new employment agreement, Mr. Leddy now receives an annual base salary of $300,000 and is no longer entitled to receive an AIP cash bonus for his service as Executive Chairman.

Josh Marks, CEO

We entered into an employment agreement with Mr. Marks on August 4, 2015 in connection with his then appointment as our Senior Vice President, Operations Solutions. The agreement provided for an initial annual base salary of $275,000. Under that agreement, Mr. Marks was entitled to an AIP cash bonus with an initial target of 50% of his base salary. On August 9, 2016, we entered into an amended and restated employment agreement with Mr. Marks in connection with his then appointment as our Executive Vice President, Aviation Connectivity. Under this amended and restated employment agreement, his base salary became $335,000 and his AIP cash bonus target became 75% of his annual base salary. In April 2017, we appointed Mr. Marks as our Executive Vice President, Connectivity and increased his base salary to $385,000.

On March 23, 2018, we again amended and restated Mr. Marks’ employment agreement in connection with his appointment as our CEO effective April 1, 2018. Mr. Marks receives an annual base salary of $500,000 and has an AIP bonus target that is 100% of his base salary. Mr. Marks also received an aggregate of $22,278 in 2018 for temporary living expenses in connection with his move to Los Angeles, California.

Mr. Marks’s new employment agreement also provides for severance and change in control protection benefits under our Executive Severance Plan, and Mr. Marks has agreed to be designated as a “Tier II” participant in that Plan. In addition, if the Company terminates his employment without “Cause” or if Mr. Marks terminates his employment for “Good Reason” (each as defined in the Executive Severance Plan), then we will also reimburse Mr. Marks for lease termination penalties related to his Los Angeles apartment (if he is still renting an apartment at the time of termination) and transportation expenses for Mr. Marks to relocate from Los Angeles.

22	● 2019 Proxy Statement

EXECUTIVE COMPENSATION

Per Norén, President

We entered into an employment letter agreement with Per Norén on April 17, 2018, the terms of which were retroactively effective to April 1, 2018, in connection with his appointment as our Executive Vice President and Chief Commercial Officer. This agreement provides for an initial base salary of $365,000 per year and an AIP cash bonus target of 75% of his annual base salary. Also, this agreement generally states that Mr. Norén may be considered for equity grants from time to time. Mr. Norén is eligible to receive a one-time relocation allowance if he relocates his primary residence to Los Angeles, California during the period of his employment. Mr. Norén also is eligible for severance and change in control protection benefits under our Executive Severance Plan, and he is designated as a “Tier II” participant in that plan. On November 8, 2018, we increased Mr. Norén’s base salary to $400,000 in connection with his appointment as our President.

Potential Payments upon Termination or Change in Control

We believe that severance and change in control protections are important components of our executive officers’ compensation packages because these protections provide security and stability that enable our executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances that may be adverse to the executive officer’s job security. To that end, we have adopted an Executive Severance Plan.

The following narrative summarizes the payments and benefits that our 2018 NEOs would have been entitled to receive under the Executive Severance Plan upon certain terminations of employment and/or a change in control, assuming those events occurred on December 31, 2018 and applying their severance and change in control protection benefits as in effect on December 31, 2018.

Death, Disability or Retirement.

•

Regarding Messrs. Leddy, Marks, and Norén. Messrs. Leddy, Marks, and Norén would not have received any cash benefits upon death, disability or retirement, but our RSU and option award agreements provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death or disability. Under the equity award agreement for the PSUs, if a PSU recipient dies or becomes disabled prior to the end of the performance period, the Company will waive the continuous-employment vesting requirement, and the PSU award will vest at the applicable TSR performance level as measured at the end of the three-year performance period, or with respect to the PSUs granted during 2018, based on the performance goal achievement prior to the end of the performance period. Our cash-settled stock options (referred to as “phantom options”) that have satisfied the time-vesting conditions will remain outstanding and eligible to vest based on attainment of the applicable performance goal until the expiration of the applicable term. Phantom stock options that have not satisfied the time-vesting conditions will be forfeited.

Termination outside a Change in Control Protection Period.

•

Regarding Messrs. Leddy, Marks, and Norén. As of December 31, 2018, Messrs. Leddy, Marks, and Norén participated in the Executive Severance Plan as Tier II participants. If their employment had been terminated by the Company without “Cause” or by them for “Good Reason” (each as defined in the Executive Severance Plan) (a “Qualifying Termination”) other than during the period that is within 120 days prior to or within 2 years following a “Change in Control” (as defined in the Executive Severance Plan) (the “Change in Control Protection Period”), then each would have received (subject to execution of an effective release of claims against the Company and compliance with restrictive conditions set forth in the Executive Severance Plan):

•	a lump-sum cash payment equal to 1.0x his annual base salary;

•	a pro-rated portion of his annual cash bonus award for the 2018 performance year, with the bonus calculated based on “actual” performance;

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or performance period already completed) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

● 2019 Proxy Statement	23

EXECUTIVE COMPENSATION

•	continued subsidized health care coverage for up to 12 months following termination;

•	outplacement assistance for up to 12 months following termination;

•

with respect to any outstanding time-vesting equity awards, accelerated vesting of a pro-rated portion of all outstanding and unvested equity awards based on (i) the number of days employed from the grant date through the date of termination plus (ii) 365 days (iii) divided by the total number of days in the applicable vesting period;

•

with respect to any outstanding performance-vesting equity awards, vesting as provided in the relevant award agreement, which currently provide for the PSU award to vest based on the applicable relative TSR performance level as measured at the end of the three-year performance period or, with respect to PSU awards granted during 2018, based on the performance goal achievement during the six month period after termination, prorated based on the portion of the performance period employed (e.g., if terminated on December 31, 2018, approximately 15 full months into the 36-month performance period for the PSUs granted in September 2017, then the individual would have remained eligible for 15/36ths of that PSU award); and

•

with respect to any phantom stock options, vesting as provided in the relevant award agreement, which currently provide for the phantom stock options to vest on achievement of the applicable performance goals during the six-month period after termination, pro-rated based on the portion of the performance period employed, which will remain outstanding until the earlier of six months post-termination and the expiration of the applicable term.

In addition to the above, Mr. Leddy is entitled to full acceleration of his unvested RSUs and stock options.

Termination within a Change in Control Protection Period.

•

Regarding Messrs. Leddy, Marks, and Norén. As described above, Messrs. Leddy, Marks, and Norén participated in the Executive Severance Plan as Tier II participants as of December 31, 2018. If their employment had been terminated by the Company due to a Qualifying Termination within the “Change in Control Protection Period” described above, then each would have received (subject to execution of an effective release of claims against the Company and compliance with restrictive conditions set forth in the Executive Severance Plan):

•	a lump-sum cash payment equal to 1.0x the sum of his annual base salary and target annual cash bonus award;

•	a pro-rated portion of the annual cash bonus award for the 2018 performance year, with the bonus calculated based on the greater of “actual” performance and “target” performance;

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or performance period already completed) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued subsidized health care coverage for up to 12 months following termination;

•	outplacement assistance for up to 12 months following termination;

•	with respect to any outstanding time-vesting equity awards, immediate and fully accelerated vesting of all outstanding and unvested equity awards and a limited exercise continuation period;

•

with respect to any outstanding performance-vesting equity awards, vesting as provided in the relevant award agreement, which currently provide for vesting to fully accelerate for the PSUs based on the relative TSR performance as measured on the change-of-control date or, with respect to PSU awards granted during 2018, based on the performance goal achievement prior to the termination date or on the change-of-control date, if later; and

•

with respect to any phantom stock options, vesting as provided in the relevant award agreement, which currently provides for the phantom stock options to vest fully if the performance goal, if any, has been achieved prior to the termination date or on the change-of-control date, if later.

24	● 2019 Proxy Statement

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information (as of December 31, 2018) with respect to all of our equity compensation plans in effect as of December 31, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders
Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan	3,826,133	(2)	$9.28	(3)	—	(4)
Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan	9,453,939	(5)	$4.12	(6)	3,397,141
Equity Compensation Plans Not Approved by Stockholders(1)	44,290	(7)	$8.03	(8)	—

(1)	Represents the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees. We do not plan to issue any further shares under this plan.

(2)	Consists of 1,174,814 unvested RSU awards (of which 268,115 constitute PSU awards) and 2,651,319 stock option awards outstanding as of December 31, 2018.

(3)	Based on 2,651,319 stock options outstanding as of December 31, 2018.

(4)

The Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan replaced the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan. The awards granted under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan remain outstanding under the terms of that plan, but we will not issue any further shares under that plan.

(5)	Consists of 6,856,674 unvested RSU awards (of which 1,871,630 constitute PSU awards) and 2,597,265 stock option awards outstanding as of December 31, 2018.

(6)	Based on 2,597,265 stock options outstanding as of December 31, 2018.

(7)	Consists of 20,890 RSU awards and 23,400 stock option awards outstanding as of December 31, 2018.

(8)	We granted all stock options under the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees at this exercise price.

● 2019 Proxy Statement	25

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of shares of our common stock as of April 25, 2019 (the “Beneficial Ownership Table Date”) by:

•	each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each NEO for 2018;

•	each of our current and nominated directors; and

•	all of our current executive officers and directors as a group.

We report the amounts and percentages of shares beneficially owned on the basis of SEC regulations governing the determination of beneficial ownership of securities. SEC rules deem a person to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. SEC rules also deem a person to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of our common stock is based on 91,976,335 shares of our common stock issued and outstanding as of April 25, 2019.

Except as otherwise indicated in the footnotes to the table below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of our common stock. Unless otherwise indicated, the address of each individual in the following table is c/o Global Eagle Entertainment, 6080 Center Drive, Suite 1200, Los Angeles, California 90045. Addresses for the other beneficial owners are set forth in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock
PAR Investment Partners, L.P.(2)	29,981,072	31.5%
ABRY Partners, LLC(3)	9,455,783	10.3%
Nantahala Capital Management, LLC(4)	8,855,876	9.6%
Abrams Capital Management, LLC(5)	6,069,147	6.6%
Frontier Capital Management Co., LLC(6)	5,651,739	6.1%
Stephen Hasker(7)	96,967	*
Josh Marks(8)	375,681	*
Jeff Leddy(9)	1,205,462	1.3%
Robert W. Reding(10)	120,670	*
Jeff Sagansky(11)	885,208	*
Edward L. Shapiro(12)	226,072	*
Harry E. Sloan(13)	720,666	*
Per Norén(14)	158,524	*
Eric Sondag(15)	1,962,751	2.1%
Ronald Steger(16)	83,609	*
Eric Zinterhofer(17)	1,962,751	2.1%
Leslie Ferraro	—	*
All current and nominated executive officers and directors as a group (14 individuals)(18)	7,992,985	8.7%

26	● 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Less than 1%

(1)

Represents shares of the Company’s common stock held, options and warrants held that were vested and/or exercisable at the Beneficial Ownership Table Date and any such securities that will vest and/or become exercisable within 60 days thereafter (without reduction for any shares that we may later “withhold to cover” for tax purposes).

(2)

According to a Schedule 13D/A filed with the SEC on January 5, 2017, all shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The business address of PAR Capital Management, Inc. is 200 Clarendon Street, 48th Floor, Boston, MA 02116.

(3)

According to a Schedule 13G/A filed with the SEC on February 12, 2019 on behalf of ABRY Partners VII, L.P., a Delaware corporation (“ABRY Partners”), ABRY Partners VII Co-Investment Fund, L.P., a Delaware corporation (“ABRY Fund”), ABRY Investment Partnership, L.P., a Delaware corporation (“ABRY Partnership”), EMC Aggregator, LLC, a Delaware limited liability company (“EMC Aggregator”), EMC Acquisition Holdings LLC (“EMC Acquisition Holdings”), Jay Grossman, an individual and a U.S. Citizen, and Peggy Koenig, an individual and a U.S. citizen. ABRY Partners, ABRY Fund, ABRY Partnership, EMC Aggregator, Jay Grossman and Peggy Koenig hold shared voting and shared dispositive power with respect to 9,455,783 shares of the Company’s common stock, and EMC Acquisition Holdings holds shared voting and shared dispositive power with respect to 4,897,877 shares of the Company’s common stock. EMC Aggregator is the direct owner of 84.3% of the membership interests of EMC Acquisition Holdings and may be deemed to share voting and dispositive power with respect to any shares beneficially owned by EMC Acquisition Holdings. As the direct owner of 96.72429% of the equity interests of EMC Aggregator, ABRY Partners also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. As the direct owner of 3.19196% of the equity interests of EMC Aggregator, ABRY Fund also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. As the direct owner of 0.08375% of the equity interests of EMC Aggregator, ABRY Partnership also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. ABRY Partners, ABRY Fund and ABRY Partnership, each disclaim beneficial ownership of such shares beneficially owned by EMC Aggregator. ABRY VII Capital Partners, L.P., a Delaware limited partnership (“ABRY VII Capital”), the general partner of ABRY Partners, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY Partners VII Co-Investment GP, LLC, a Delaware limited liability company (“ABRY Co-Investment”), the general partner of ABRY Fund, may be deemed to share voting and dispositive power with respect to any shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY VII Capital Investors, LLC (“ABRY Investors”), a Delaware limited liability company, the general partner of ABRY VII Capital and a member of ABRY Co-Investment, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY GP, a Delaware limited liability company, the general partner of ABRY Partnership, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. Each of Jay Grossman and Peggy Koenig, equal members and managers of each of ABRY GP and ABRY Investors, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but each of them disclaims beneficial ownership of such shares. The business address of ABRY Partners, ABRY Fund, ABRY Partnership, EMC Aggregator, EMC Acquisition Holdings, Jay Grossman, and Peggy Koenig is c/o ABRY Partners, 888 Boylston Street, 16th Floor, Boston, MA 02199.

(4)

According to a Schedule 13G filed with the SEC on February 14, 2019, Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Dan Mack may be deemed to share voting and dispositive power over 8,855,876 shares of the Company’s common stock held by funds and separately managed accounts under Nantahala’s control. As managing members of Nantahala, each of Messrs. Harvey and Mack may be deemed a beneficial owner of these shares. Nantahala Capital Partners SI, LP, a fund advised by Nantahala, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, approximately 6.4% of the outstanding shares of common stock beneficially owned by Nantahala. The business address of Nantahala is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.

(5)

According to a Schedule 13G/A filed with the SEC on February 14, 2019 on behalf of Abrams Capital Partners II, L.P., a Delaware limited partnership (“Abrams II”); Abrams Capital, LLC, a Delaware limited liability company (“Abrams Capital”); Abrams Capital Management, LLC, a Delaware limited liability company (“Abrams CM LLC”); Abrams Capital Management, L.P., a Delaware limited partnership (“Abrams CM LP”); and David Abrams, an individual and a U.S. citizen, Abrams II holds shared voting and shared dispositive power with respect to 4,880,507 shares of the Company’s common stock, Abrams Capital holds shared voting and shared dispositive power with respect to 5,744,627 shares of the Company’s common stock, and each of Abrams CM LLC, Abrams CM LP and Mr. Abrams holds shared voting and shared dispositive power with respect to 6,069,147 shares of the Company’s common stock. The shares of the Company’s common stock over which Abrams Capital holds shared voting and shared dispositive power are beneficially owned by Abrams II and other private investment funds for which Abrams Capital serves as general partner. The shares of the Company’s common stock over which Abrams CM LLC and Abrams CM LP hold shared voting and shared dispositive power include the shares that are beneficially owned by Abrams II and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The shares of the Company’s common stock over which Mr. Abrams holds shared voting and shared dispositive power include the shares that are beneficially owned by Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The address of this stockholder is c/o Abrams Capital Management, L.P., 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(6)

According to a Schedule 13G/A filed with the SEC on February 11, 2019, Frontier Capital Management Co., LLC holds sole voting power with respect to 3,384,132 shares of the Company’s common stock and sole dispositive power with respect to 5,651,739 shares of the Company’s common stock. The business address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(7)

Includes 41,192 shares of the Company’s common stock that Mr. Hasker has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Hasker will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes (x) 2,764 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Hasker represents shares of our common stock held by him.

(8)

Includes 169,583 shares of the Company’s common stock that Mr. Marks has the right to acquire by exercise of vested stock options and 7,708 shares of the Company’s common stock that Mr. Marks will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date. The remaining amount in the table above for Mr. Marks represents shares of our common stock held by him.

● 2019 Proxy Statement	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(9)

Includes 853,462 shares of the Company’s common stock that Mr. Leddy has the right to acquire by exercise of vested stock options and 27,083 shares of the Company’s common stock that Mr. Leddy will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Leddy represents shares of our common stock held by him.

(10)

Includes 64,892 shares of the Company’s common stock that Mr. Reding has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Reding will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Reding represents shares of our common stock held by him.

(11)

Includes 64,892 shares of the Company’s common stock that Mr. Sagansky has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Sagansky will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Sagansky represents shares of our common stock held by him.

(12)

Includes 64,892 shares of the Company’s common stock that Mr. Shapiro has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Shapiro will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021. The remaining amount in the table above for Mr. Shapiro represents shares of our common stock held by him.

(13)

Includes 64,892 shares of the Company’s common stock that Mr. Sloan has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Sloan will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Sloan represents shares of our common stock held by him.

(14)

Includes 52,056 shares of the Company’s common stock that Mr. Norén has the right to acquire by exercise of vested stock options and 4,338 shares of the Company’s common stock that Mr. Norén will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date. The remaining amount in the table above for Mr. Norén represents shares of our common stock held by him.

(15)

Includes 4,209 shares of the Company’s common stock that Mr. Sondag has the right to acquire from previously vested and currently exercisable stock options and 16,835 shares of the Company’s common stock that Mr. Sondag will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date and 1,941,707 shares of the Company’s common stock that is directly held by Searchlight II TBO-W, L.P. (the “Fund”). Searchlight II TBO GP, LLC (“Searchlight II TBO GP”) is the general partner of the Fund. SC II PV TBO, L.P. (“SC II PV TBO”), Searchlight Capital II (FC) AIV, L.P. (“Searchlight Capital II (FC) AIV”) and SC II TBO, L.P. (“SC II TBO”) are the members of Searchlight II TBO GP. Searchlight Capital Partners II GP, L.P. (“Searchlight Capital Partners II GP LP”) is the general partner of SC II PV TBO, Searchlight Capital II (FC) AIV and SC II TBO. Searchlight Capital Partners II GP, LLC (“Searchlight Capital Partners II GP”) is the general partner of Searchlight Capital Partners II GP LP. Mr. Sondag is a limited partner of Searchlight Capital Partners II GP LP but disclaims beneficial ownership of all securities, except to the extent of any indirect pecuniary interest therein.

(16)

Includes 7,395 shares of the Company’s common stock that Mr. Steger has the right to acquire by exercise of vested stock options and 16,835 shares of the Company’s common stock that Mr. Steger will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date.

(17)

Includes 4,209 shares of the Company’s common stock that Mr. Zinterhofer has the right to acquire from previously vested and currently exercisable stock options and 16,835 shares of the Company’s common stock that Mr. Zinterhofer will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date and 1,941,707 shares of the Company’s common stock that is directly held by Searchlight II TBO-W, L.P. (the “Fund”). Searchlight II TBO GP, LLC (“Searchlight II TBO GP”) is the general partner of the Fund. SC II PV TBO, L.P. (“SC II PV TBO”), Searchlight Capital II (FC) AIV, L.P. (“Searchlight Capital II (FC) AIV”) and SC II TBO, L.P. (“SC II TBO”) are the members of Searchlight II TBO GP. Searchlight Capital Partners II GP, L.P. (“Searchlight Capital Partners II GP LP”) is the general partner of SC II PV TBO, Searchlight Capital II (FC) AIV and SC II TBO. Searchlight Capital Partners II GP, LLC (“Searchlight Capital Partners II GP”) is the general partner of Searchlight Capital Partners II GP LP. Mr. Zinterhofer is a manager of Searchlight Capital Partners II GP but disclaims beneficial ownership of all securities, except to the extent of any indirect pecuniary interest therein.

(18)

Includes Stephen Hasker, Jeff Leddy, Josh Marks, Per Norén, Robert W. Reding, Jeff Sagansky, Sarlina See, Edward L. Shapiro, Harry E. Sloan, Eric Sondag, Paul Rainey, Ronald Steger, Leslie Ferraro and Eric Zinterhofer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. SEC regulations require directors, executive officers and greater than ten percent stockholders to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2018, our directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for one late Form 4 reporting one transaction filed on behalf of EMC Aggregator, LLC.

28	● 2019 Proxy Statement

PROPOSAL 2  APPROVE (ON AN ADVISORY BASIS) OUR COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS FOR 2018

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers for 2018 as disclosed in this Proxy Statement in accordance with SEC rules. We currently submit this advisory vote on executive compensation to our stockholders on an annual basis and intend to continue to do so in the future.

This vote is not intended to address any specific item of compensation. Rather the overall compensation of our 2018 named executive officers is disclosed in the compensation tables and related narrative disclosure contained in this Proxy Statement, which begin on page 19 of this Proxy Statement.

Accordingly, our Board asks our stockholders to indicate their support for the compensation of our named executive officers for 2018 as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers for 2018, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K (including the compensation tables and narrative disclosures), is hereby APPROVED on an advisory basis.”

Because the vote is advisory, it is not binding on us, our Compensation Committee or our Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board. Accordingly, our Board and our Compensation Committee will consider the results of this vote in the future when making determinations regarding executive compensation arrangements.

Required Vote

In order to be approved, this Proposal must receive the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal, i.e., the votes cast “FOR” this Proposal must exceed the votes cast as “AGAINST.” Shares represented by executed proxies (but with no marking indicating “FOR” or “AGAINST”) will be voted “FOR” the approval of the foregoing resolution. Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of this Proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL (ON AN ADVISORY BASIS) OF OUR COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS FOR 2018.

● 2019 Proxy Statement	29

PROPOSAL 3   RATIFY (ON AN ADVISORY BASIS) THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Our Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Neither our by-laws nor our other governing documents require stockholder ratification of our appointment of KPMG. However, our Board hereby submits KPMG’s appointment to our stockholders for their ratification (on a non-binding advisory basis) as a matter of good corporate-governance practice. If our stockholders fail to ratify the selection, then that stockholder action will not be binding on our Board or Audit Committee, but our Audit Committee will reconsider whether to retain KPMG. Even if the stockholders ratify KPMG’s selection, our Audit Committee may in its discretion decide to appoint a different independent registered public accounting firm at any time (in 2019 or otherwise) if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG will be present at the 2019 Annual Meeting, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Required Vote

In order to be approved, this Proposal must receive the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal, i.e., the votes cast “FOR” this Proposal must exceed the votes cast as “AGAINST.” Shares represented by executed proxies (but with no marking indicating “FOR” or “AGAINST”) will be voted “FOR” the ratification of KPMG as our independent registered public accounting firm for 2019. Votes to “ABSTAIN” and broker non-votes are not considered “votes cast,” and so will have no effect on the outcome of the Proposal. Note that in the absence of instructions from you, your broker may use its discretion to vote your shares on this Proposal 3. See “Other Matters—What are ‘broker non-votes’?” on page 41.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION (ON AN ADVISORY BASIS) OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019 AS OUTLINED IN THIS PROPOSAL 3.

30	● 2019 Proxy Statement

AUDIT-RELATED MATTERS

Audit Firm Selection

Our Audit Committee reviews (at least annually) our independent registered public accounting firm to decide whether to continue to retain that firm.

Reiteration of Prior Disclosures Regarding Ernst & Young LLP

Ernst & Young LLP (“EY”) was our independent registered public accounting firm for our 2014, 2015 and 2016 fiscal years. In October 2017, EY notified the Chair of our Audit Committee and our management that it would decline to stand for re-appointment as our independent registered public accounting firm for 2017 fiscal year.

During the fiscal year ended December 31, 2016 and during the subsequent interim period through October 17, 2017, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to EY’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•

First, as disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, our management concluded that our internal control over financial reporting was not effective as of September 30, 2016 due to material weaknesses in our control activities, monitoring, and information and communication systems.

•

Second, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “2016 Form 10-K”), our management concluded that our internal control over financial reporting was not effective as of December 31, 2016 due to material weaknesses in our entity level control environment, financial statement close and reporting process, intercompany process, business combination, significant and unusual non-routine transactions, inventory, content library, internally developed software, long lived assets, goodwill impairment, accounts payable and accrued liabilities, revenue processes, license fee accruals, income taxes, payroll, stock-based compensation, treasury, and information technology processes.

Our Audit Committee discussed these material weaknesses with EY and Company management and authorized EY to respond fully to the inquiries of KPMG (our auditor for the 2017 fiscal year) concerning these material weaknesses.

EY’s audit reports contained in our 2016 Form 10-K did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the following paragraphs stating that:

“A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment. Management has identified material weaknesses in controls related to entity level control environment, financial statement close and reporting process, intercompany process, business combination, significant and unusual non-routine transactions, inventory, content library, internally developed software, long lived assets, goodwill impairment, accounts payable and accrued liabilities, revenue processes, license fee accruals, income taxes, payroll, stock based compensation, treasury, and information technology processes. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Global Eagle Entertainment Inc. as of December 31, 2016 and 2015, and the consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2016. The material weaknesses were considered in determining the nature, timing and extent of audit tests applied in our audit of the financial statements for fiscal year ended December 31, 2016, and this report does not affect our report dated November 17, 2017, which expressed an unqualified opinion on those financial statements.

● 2019 Proxy Statement	31

AUDIT-RELATED MATTERS

In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, Global Eagle Entertainment Inc. has not maintained effective internal control over financial reporting as of December 31, 2016, based on the COSO criteria.”

Selection of KPMG

On October 23, 2017, after considering several accounting-firm candidates, our Audit Committee decided to engage KPMG as our new independent registered public accounting firm for our 2017 fiscal year. During our fiscal year ended December 31, 2016 and during the subsequent interim period through October 23, 2017 (which was the date that we engaged KPMG), we did not consult with KPMG prior to its engagement regarding either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on our financial statements. Also during that period, KPMG did not provide any written reports or oral advice considered by us in reaching a decision as to the accounting, auditing or financial reporting or any of the matters or events set forth in Item 304 of Regulation S-K.

When conducting a search for and reviewing the qualifications of an independent registered public accounting firm as our auditor, our Audit Committee considers several factors, including:

•	the professional qualifications of the firm and that of the lead audit partner and other key engagement partners relative to our needs and the complexity of our audit process;

•	the appropriateness and competitiveness of the firm’s fees relative to both efficiency and service quality;

•	the firm’s independence relative to us (including with respect to non-audit services) and its policies and processes for maintaining its independence;

•

the firm’s capability, expertise and efficiency in handling the breadth and complexity of our global operations and audit, especially in light of our multiple material weaknesses in internal control over financial reporting; and

•	discussions regarding the firm’s proposed audit strategy and plan and overall scope of the audit.

Our Audit Committee Chair oversaw the selection of KPMG’s lead engagement partner in order to ensure that he was appropriately suited to lead our complex audit. SEC rules require that we change the lead engagement partner every five years. We, our Audit Committee and our Audit Committee Chair will monitor and evaluate the performance of KPMG’s lead engagement partner on at least an annual basis. In addition, KPMG reviews with us and our Audit Committee at each regularly scheduled quarterly Audit Committee meeting matters relating to or affecting its independence.

Audit Committee Pre-Approval Policy

Our Audit Committee has a Pre-Approval Policy requiring that it pre-approve any audit and non-audit services that our independent registered public accounting firm renders to us. The Policy generally requires that our Audit Committee pre-approve several types of audit, audit-related, tax and other services. Our Audit Committee may grant its pre-approval as part of its approval of the overall scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before it engages the firm to provide the service. The Audit Committee may delegate its pre-approval authority to one of its members (e.g., to the Audit Committee Chair) if the proposed services do not exceed $250,000 in value in any fiscal year, but in that case the delegate must report his or her actions pursuant to that authority to the Audit Committee at its next regularly scheduled meeting.

Independent Registered Public Accounting Firm Fees for the Years Ended December 31, 2018 and 2017

As discussed above in “Board of Directors and Corporate Governance—Information Regarding Committees of the Board of Directors” beginning on page 12, our Audit Committee is directly responsible for determining the compensation of our independent registered public accounting firm and pre-approving that firm’s fees for its audit and non-audit services.

32	● 2019 Proxy Statement

AUDIT-RELATED MATTERS

The table below shows the fees billed for the audit of our annual consolidated financial statements for the years ended December 31, 2018 and 2017, respectively, and fees billed for other services that KPMG rendered for 2018 and 2017, related to those periods. Our Audit Committee (or Audit Committee Chair) pre-approved all of the fees described below in accordance with our Audit Committee’s Pre-Approval Policy described in the immediately preceding sub-section. Our Audit Committee further determined that KPMG’s rendering of non-audit services was compatible with maintaining their independence from us.

	For Year Ended December 31,
	2018	2017
Audit fees (1)	$9,600,000	$10,990,805
Audit-related fees(2)	$—	$—
Tax fees(3)	$26,468	$15,529
All other fees(4)	$—	$—
Total fees	$9,626,468	$11,006,334

(1)

“Audit fees” consist of fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to SEC registration statements.

(2)

“Audit-related fees” consist of fees for professional services for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	“Tax fees” consist of fees for tax compliance, tax advice and tax planning.

(4)

“All other fees” consist of permitted services (other than those that meet the criteria described in the footnotes above). These fees have related to risk management advisory services, access to auditor working papers and our subscription to an online service used for accounting research purposes.

The total fees for 2018 and 2017 were driven by several factors, including our need to complete numerous additional financial-closing procedures due to our multiple weaknesses in internal control over financial reporting. In an effort to assist us with our cost-control efforts, KPMG has agreed that our 2019 audit fees will not exceed $7 million, unless mutually agreed due to a significant change in circumstances. We therefore believe that our total fees for our 2019 audit process will be less than those incurred for our 2018 audit process. But, we nevertheless expect that the fees will remain substantial until we have remediated the multiple material weaknesses in our control environment due to the additional audit work associated with them.

● 2019 Proxy Statement	33

AUDIT-RELATED MATTERS

Audit Committee Report

Our Audit Committee has reviewed and discussed with our management and KPMG our audited financial statements for the year ended December 31, 2018 and KPMG’s assessment of our internal control over financial reporting. Our Audit Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). Our Audit Committee received the written disclosures and a letter from KPMG required by the PCAOB regarding KPMG’s communications with our Audit Committee concerning KPMG’s independence, and our Audit Committee discussed with KPMG its independence. Based on the foregoing, our Audit Committee recommended to our Board that we include our audited financial statements for the fiscal year ended December 31, 2018 in our Annual Report on Form 10-K for that fiscal year.

Respectfully submitted,

AUDIT COMMITTEE
Ronald Steger, Chair
Stephen Hasker
Eric Sondag

This Audit Committee Report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the filing date hereof and irrespective of any general incorporation language in any such filing.

34	● 2019 Proxy Statement

RELATED PARTY TRANSACTIONS POLICY AND TRANSACTIONS

Related Party Transactions Policy

Our Audit Committee has a Related Party Transactions Policy that sets forth the policies and procedures for its review and approval or ratification of our “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of similar transactions: (i) in which the Company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) $120,000 in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest.

“Related parties” under the Policy include:

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing.

Pursuant to our Related Party Transactions Policy, our Audit Committee considers (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our Code of Ethics, Conflicts of Interest Policy or other policies, (iv) whether the Audit Committee believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of our Board and on his or her eligibility to serve on our Board’s committees. Management presents to our Audit Committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. We may consummate related party transactions only if our Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the Policy. Our Audit Committee does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Related Party Transactions

During 2018 and 2017, the Company did not participate in any related party transactions, other than as described below.

Searchlight Investment

On March 27, 2018, Searchlight Capital Partners, L.P. (“Searchlight”) invested $150 million of debt capital into the Company. (Searchlight is a related party because each of Eric Sondag and Eric Zinterhofer are Partners at Searchlight). The Searchlight investment provided net proceeds of $143.0 million in exchange for the $150.0 million in aggregate principal amount of our Second Lien Notes due June 2023. This was combined with warrants issued to Searchlight to acquire an aggregate of 18,065,775 shares of our common stock, at an exercise price of $0.01 per share (the “Penny Warrants”) and warrants to acquire an aggregate of 13,000,000 shares of our common stock, at an exercise price of $1.57 per share (the “Market Warrants”). We used the proceeds of this indebtedness to repay then-existing indebtedness (including the then-existing balance on our revolving credit facility), to fund our working capital and capital expenditure requirements and for general corporate purposes.

Transactions with TRIO Connect and its Affiliates

In July 2015 (prior to our acquisition of EMC in July 2016), EMC divested its interest in TRIO Connect (“TRIO”), one of EMC’s joint ventures formed to commercialize EMC’s ARABSAT Ka-Band contract, such that following the divestiture

● 2019 Proxy Statement	35

RELATED PARTY TRANSACTIONS POLICY AND TRANSACTIONS

EMC no longer had any ownership interest in TRIO and TRIO was instead owned by funds affiliated with ABRY Partners, Abel Avellan (our former President and Chief Strategy Officer, who left the Company in April 2017) and EMC’s other former stockholders. (ABRY Partners is a related party because it holds approximately 10.3% of our common stock as of April 25, 2019.) We did not acquire the TRIO business in connection with our acquisition of EMC.

Prior to our acquisition of the EMC business, EMC and its subsidiaries had collectively made various loans to TRIO and its affiliated entities over time in an aggregate amount equal to approximately $5.7 million. Also, prior to the EMC acquisition, STMEA (FZE), a wholly-owned subsidiary of TRIO, had made sales of equipment and provided employee payroll services to EMC and its subsidiaries in an aggregate amount equal to approximately $4.9 million. After netting the then-outstanding trade payables for the equipment sales and payroll services against the then-outstanding loan amounts, TRIO and its affiliates collectively owed EMC and its subsidiaries approximately $800,000 in July 2016 at the time we acquired EMC, and we inherited this receivable in the acquisition. We believe that the receivable is uncollectible, and as such we wrote off its remaining balance.

Between October 2016 and August 2017, we made payments to a TRIO affiliate totaling $421,532 for equipment purchases and service fees in connection with servicing various customer contracts. In September 2017, we made additional equipment purchases from TRIO’s affiliate totaling $425,000 for customer orders and for inventory purposes. We believe that all of these purchase transactions were on arm’s length pricing and terms, and our Audit Committee approved them. There were no equipment purchases from TRIO during 2018. In addition, in September 2018, the Company realized that it had invoiced TRIO in error for an equipment purchase of approximately $200,000 made by EMC in November 2016. As such, the Company forgave the receivable. ABRY Partners divested its interest in our TRIO counterparty’s operations in November 2017, such that the TRIO counterparty is no longer a related party of the Company.

During 2017 and the first quarter of 2018, we received payroll tax refunds (relating to a subsidiary we acquired in connection with the EMC acquisition) from the Brazilian government relating to various periods from May 2007 through December 2009, which, after applying tax, amounted to $1.7 million. As the refunds relate to periods prior to the EMC acquisition, the tax refund belonged to the former owners of EMC. Therefore, after giving effect to our forgiveness of the approximately $200,000 receivable referenced above, we paid approximately $1.5 million to ABRY Partners and EMC’s other former stockholders during the fourth quarter of 2018.

ABRY Board Nomination Right

ABRY, through its affiliate EMC HoldCo 2 B.V., had a right under a nomination letter agreement (the “ABRY Nomination Agreement”) that we entered into in connection with the EMC acquisition to nominate one individual for election to our Board. This right was due to terminate when (i) ABRY held less than 5% of our outstanding common stock, (ii) ABRY or its affiliates consummated a transaction involving a company or business that competed with any business then engaged in (or contemplated to be engaged in) by us, (iii) any partner, member or employee of ABRY or any of its affiliates became a director, board observer or executive officer of any competitor of ours, (iv) we sold all or substantially all of our assets, (v) we participated in a merger, consolidation or similar transaction in which our stockholders immediately prior to the consummation of the transaction held less than 50% of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving entity in such transaction or (vi) ABRY gave written notice to us that it desires to terminate its nomination right. The ABRY Nomination Agreement also required that, subject to exceptions, ABRY and its affiliates would be subject to a “standstill” provision. This provision prohibited ABRY and its affiliates from taking actions to influence or control us (including by acquiring additional securities) until six months after the termination of ABRY’s nomination right.

ABRY Partners irrevocably forfeited its nomination right in February 2018. The “standstill” provision described above was in effect through August 2018.

masFlight Earnout Payments

In connection with our acquisition of masFlight on August 4, 2015 (the “masFlight Closing Date”), we agreed that if, prior to the second anniversary of the masFlight Closing Date, we terminated Josh Marks (formerly CEO of masFlight and now our CEO) without “cause” or he resigned with “good reason,” we would pay a $10 million accelerated earnout payment to

36	● 2019 Proxy Statement

RELATED PARTY TRANSACTIONS POLICY AND TRANSACTIONS

Mr. Marks and the other masFlight sellers. We did not terminate Mr. Marks prior to this date, and so Mr. Marks’ acceleration right is no longer applicable.

We entered into the masFlight acquisition agreements prior to Mr. Marks becoming an executive officer of our Company.

Lumexis Loan Agreement

On February 24, 2016, we entered into a loan agreement (the “Lumexis Loan Agreement”) with Lumexis Corporation (“Lumexis”), a company that provided in-flight entertainment systems to airlines. Lumexis was at the time controlled by PAR Investment Partners, L.P., or PAR. (PAR was at the time and remains our largest stockholder, holding approximately 31.5% of our outstanding common stock as of April 25, 2019.) When we entered into the Lumexis Loan Agreement, Mr. Shapiro, our then Board Chair and our current Lead Independent Director, was a Managing Partner of PAR and a member of Lumexis’s board of directors. The Lumexis Loan Agreement provided for senior secured extensions of credit by us to Lumexis of up to $5 million, bearing an annual interest rate of 15% with a maturity date of December 31, 2016. After due consideration, our Board determined that it was appropriate and in the best interests of the Company and its stockholders to enter into the Lumexis Loan Agreement given (x) Lumexis’s position as a key supplier to flydubai, one of our connectivity customers, (y) Lumexis’s position as a key supplier to another then-potential connectivity customer of our Company, and (z) Lumexis’s future M&A prospects. Our Board further determined that the parties’ relationships did not give rise to any material conflict of interest (including for Mr. Shapiro) in entering into the Lumexis Loan Agreement. Mr. Shapiro recused himself from our Board’s decision to approve the transaction.

In June 2016, Lumexis notified us that it had become insolvent. In December 2016, we and Lumexis entered into a Partial Cancellation of Debt and Acceptance of Collateral, pursuant to which Lumexis transferred its rights and title to content integration equipment to us in partial satisfaction of the amounts owed under the Lumexis Loan Agreement. In January 2017, at a public auction of Lumexis’s assets, we purchased substantially all of Lumexis’s remaining assets. The arrangement resulted in a recovery of approximately $0.5 million and $0.2 million during the years ended December 31, 2018 and 2017, respectively. During the third quarter of 2017, the Company sold certain of the Lumexis assets it had acquired at the public auction to flydubai.

Amended and Restated Registration Rights Agreement

When we consummated our business combination in January 2013 with Row 44 and Advanced Inflight Alliance AG, we entered into an amended and restated registration rights agreement with PAR, entities affiliated with Putnam Investments, Global Eagle Acquisition LLC (the “Sponsor”) and our then and current Board members Harry E. Sloan and Jeff Sagansky, who were affiliated with the Sponsor. Under that agreement, we agreed to register the resale of securities held by them (the “registrable securities”) and to sell those registrable securities in a variety of manners, including in underwritten offerings. We also agreed to pay the securityholders’ expenses in connection with their exercise of their registration rights.

In addition, the amended and restated registration rights agreement restricts our ability to grant registration rights to a third party on parity with or senior to those held by the “holders” (as defined under that agreement) without the consent of holders of at least a majority of the “registrable securities” under that agreement. In April 2018, we entered into a consent to the amended and restated registration rights agreement with PAR whereby PAR (as a holder of a majority of registrable securities thereunder) consented to the registration rights that we provided to Searchlight as part of its investment in us.

During 2017, Putnam Investments was a beneficial owner of more than 5% of our outstanding common stock. According to a Schedule 13G/A filed on February 7, 2018, Putnam Investments no longer holds more than 5% of our outstanding common stock, and as such has ceased to be a related party. PAR and Messrs. Sloan and Sagansky continue to be related parties.

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OTHER MATTERS

Questions and Answers Regarding These Proxy Materials and Voting

What if another matter is properly brought before the meeting?

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. If you have submitted a proxy and a new matter not described herein is properly presented at the meeting, your proxyholder (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I vote?

For Proposal 1, you may vote “FOR” or “AGAINST” each nominee to our Board of Directors, or abstain from voting on that nominee. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person during the Annual Meeting or vote by proxy using the enclosed proxy card, over the telephone or through the Internet. You may still attend the meeting and vote electronically even if you have already voted by proxy.

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To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote by proxy over the telephone, dial 1-800-690-6903 (toll-free) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company’s control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 23, 2019 for us to count it.

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To vote by proxy through the Internet, please go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 23, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a proxy card and voting instructions with these proxy materials from the broker, bank or other agent. You must complete and mail the proxy card to ensure that we count your vote. Alternatively, you may vote by telephone or through the Internet as instructed by your broker, bank or agent.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote, your shares will not be voted and your shares will not count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be

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a “routine” matter. See “Other Matters—What are ‘broker non-votes’?” on page 41 for more information. At the Annual Meeting, only Proposal 3 is considered to be a routine matter. Proposals 1 and 2 are not considered routine. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposals 1 and 2, but may use its discretion to vote your shares on Proposal 3. We will count such a discretionary vote on Proposal 3 for purposes of determining the existence of a quorum at the Annual Meeting and the number of “votes cast” on Proposal 3, but not for purposes of determining the number of “votes cast” on Proposals 1 and 2.

What if I return a signed proxy card or otherwise vote without making specific selections?

If you return a signed and dated proxy card (or otherwise vote) without marking specific selections, then your shares will be voted “FOR” the election of Leslie Ferraro and Harry E. Sloan as Class II members of our Board and “FOR” Proposals 2 and 3. Also in this case, if any other matter is properly presented at the meeting, then your proxyholder (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies for the matters that our Board recommends in favor of in these proxy materials. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors or employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have engaged (at our expense) Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and Morrow Sodali LLC (470 West Ave., Stamford, CT 06902) to solicit proxies on our behalf in connection with the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, then this is because your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of materials to ensure that you vote all of your shares.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy and/or change your vote at any time before the final vote at the Annual Meeting by adhering to the following instructions.

If you are the record holder of your shares, then you may revoke your proxy and/or change your vote in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

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You may attend the Annual Meeting and vote in-person. However, merely attending the meeting will not, by itself, revoke your proxy. You must actually (and validly) vote in-person at the Annual Meeting.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

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OTHER MATTERS

Your most recent proxy card or telephone or Internet proxy (and the votes indicated thereon) is the one that we will count.

If you are the beneficial owner of your shares (i.e., your shares are held by your broker or bank as a nominee or agent), then you should follow the instructions provided by your broker or bank for revoking your proxy and/or changing your vote.

When are stockholder proposals and director nominations due for next year’s annual stockholders’ meeting?

Rule 14a-8 Stockholder Proposals. For a proposal to be considered for inclusion in next year’s company-sponsored proxy materials, then, under Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you must submit your proposal as follows:

•	If we call next year’s annual meeting to be within 30 days of the first anniversary of this year’s Annual Meeting, then you must submit your proposal in writing by January 7, 2020.

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If we call next year’s annual meeting to be more than 30 days from the first anniversary of this year’s Annual Meeting, then you must submit your proposal in writing a reasonable time before we begin to print and send our proxy materials.

All proposals and nominations must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder Proposals and Director Nominations Under Our By-laws. For a stockholder proposal or director nomination to be properly considered at next year’s annual meeting, then, under our by-laws, you must submit your proposal or nomination as follows:

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If we call next year’s annual meeting for a date that is within 45 days of the first anniversary of this year’s Annual Meeting, i.e., after May 10, 2020 or before August 8, 2020, then you must submit your proposal or nomination no earlier than February 25, 2020 and no later than the close of business on March 26, 2020.

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If we call next year’s annual meeting for a date that is more than 45 days before or more than 45 days after the first anniversary of this year’s Annual Meeting, i.e., before May 10, 2020 or after August 8, 2020, then you must submit your proposal or nomination no earlier than the opening of business on the 120th day before the date of next year’s annual meeting and no later than the later of (a) the close of business on the 90th day before next year’s annual meeting and (b) the close of business on the 10th day following the day on which we first make a public announcement of the date of next year’s annual meeting.

You should also review our by-laws, which contain additional requirements about advance notice of and procedures for stockholder proposals and director nominations.

You should submit all proposals and nominations to our Corporate Secretary at 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

How are votes counted?

The inspector of election that we appoint for the Annual Meeting will tabulate votes as follows:

•	In respect of the election of our director nominees (Proposal 1). The inspector will separately count votes “FOR” and “AGAINST” as well as abstentions.

•	In respect of the advisory vote to approve the compensation of our named executive officers for 2018 (Proposal 2). The inspector will separately count votes “FOR” and “AGAINST” as well as abstentions.

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In respect of the advisory vote to ratify the appointment of KPMG as our independent registered public accounting firm for 2019 (Proposal 3). The inspector will separately count votes “FOR” and “AGAINST” as well as abstentions.

Our inspector will not count abstentions and broker non-votes as “votes cast” for purposes of tabulating the results for any of our Proposals, and as such abstentions and broker non-votes will have no effect on the outcome of our Proposals. Note however that your bank, broker or nominee may use its discretion to vote on Proposal 3. In this case, we will count such a discretionary vote on Proposal 3 for purposes of determining the number of “votes cast” on Proposal 3, but not for purposes of determining the number of “votes cast” on Proposal 1 and 2. See “What are ‘broker non-votes’?” immediately below this sub-section.

What are “broker non-votes”?

Under the rules of The Nasdaq Stock Market (which is the exchange on which we have listed our common stock), your broker, bank or nominee cannot vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker, bank or nominee has provided to you. All of the proposals that we are presenting to our stockholders—other than Proposal 3 (relating to the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019)—are considered non-discretionary. As such, your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, then your bank, broker or other nominee may deliver a proxy card expressly indicating that it is not voting your shares with respect to Proposals 1 and 2; this indication that a bank, broker or nominee is not voting your shares with respect to non-discretionary matters is referred to as a “broker non-vote.” Because banks, brokers and nominees can use their discretion to vote uninstructed shares on Proposal 3, if they so vote, then we will count the discretionary vote for the purposes of determining the existence of a quorum at the Annual Meeting and for the number of votes cast on Proposal 3, but will not count such a vote for purposes of determining the number of votes cast on Proposals 1 or 2.

You should instruct your broker to vote your shares in accordance with the directions you provide.

What is the quorum requirement?

The presence (in person or by proxy) of holders of a majority in voting power of the Company’s issued and outstanding capital stock entitled to vote at the Annual Meeting constitutes a quorum for purposes of transacting business at the Annual Meeting. We will count your shares towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote in person at the Annual Meeting. We count abstentions as “present” for purposes of quorum. We do not count broker non-votes as “present” or “entitled to vote” for purposes of a quorum, unless your bank, broker or nominee uses its discretion to vote your uninstructed shares on Proposal 3, in which case we will count such a discretionary vote for purposes of determining the existence of a quorum and the vote on that proposal. See “What are ‘broker non-votes’?” immediately above this sub-section.

We may not conduct any business if we do not have a quorum at the Annual Meeting. In the absence of a quorum, the chair of the Annual Meeting will have the power to adjourn the Annual Meeting and postpone it to another date.

How can I find out the results of the voting at the Annual Meeting?

We may announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Other Matters at Annual Meeting

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting other than the proposals outlined in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single set of our annual stockholders’ meeting materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of annual stockholders’ meeting materials, please notify your broker or us. Stockholders who currently receive multiple copies of the annual stockholders’ meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. Please direct your written request in this regard to our Corporate Secretary at 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and our 2018 Annual Report are available on our website at www.globaleagle.com under “Investors—Financial Info.” Instead of receiving paper copies, stockholders of record can elect to receive their proxy materials for future years electronically by following the instructions provided on www.proxyvote.com prior to 11:59 p.m. (Eastern Time) on June 23, 2019. Your choosing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to our proxy voting site.

Beneficial Owners. If you hold your shares in a brokerage account, you may also have the ability to receive copies of the 2018 Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials that your bank, broker or other holder of record sent to you regarding the availability of electronic delivery.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 23, 2019. Have your proxy card in hand when you access the web site and follow the instructions to GLOBAL EAGLE ENTERTAINMENT INC. obtain your records and to create an electronic voting instruction form. ATTN: COLLEEN BROOKS 6080 CENTER DRIVE, SUITE 1200 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS LOS ANGELES, CA 90045 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 23, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E79344-P20819 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLOBAL EAGLE ENTERTAINMENT INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. 1. Elect Class II Director Nominees For Against Abstain 1a. Leslie Ferraro ! ! ! 1b. Harry E. Sloan ! ! ! For Against Abstain 2. Approve (on an advisory basis) the compensation of our named executive officers for 2018 ! ! ! 3. Ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2019 NOTE: Transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 24, 2019: The Notice of Annual Meeting and Proxy Statement and 2018 Annual Report are available on our website at www.globaleagle.com under “Investors —Financial Info.” GLOBAL EAGLE ENTERTAINMENT INC. Annual Meeting of Stockholders June 24, 2019 12:00 PM Pacific Time This proxy is solicited by the Board of Directors E79345-P20819 The stockholders hereby appoint Josh Marks, the Chief Executive Officer, Paul Rainey, the Chief Financial Officer, and Kim Nakamaru, the Corporate Secretary, or any of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBAL EAGLE ENTERTAINMENT INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Pacific Time on June 24, 2019, at 6100 Center Drive, Third Floor, Los Angeles, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side